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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PEABODY ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 27, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Peabody Energy Corporation (the “Company”), which will be held on Thursday, May 8, 2008, at 10:00 A.M., Central Time, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105.

During this meeting, shareholders will vote on the following items:

1.	Election of one Class I Director for a three-year term;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	A proposal to declassify the Company’s Board of Directors;

4.	The Company’s 2008 Management Annual Incentive Compensation Plan.

5.	Consideration of such other matters as may properly come before the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on the Company’s operations and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholder.questions@peabodyenergy.com.

Your understanding of and participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 8.

Very truly yours,

Gregory H. Boyce
Chairman and Chief Executive Officer

PEABODY ENERGY CORPORATION
701 Market Street
St. Louis, Missouri 63101-1826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its Annual Meeting of Shareholders at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, 63105 on Thursday, May 8, 2008, at 10:00 A.M., Central Time, to:

•	Elect one Class I Director for a three-year term;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

•	Approve a proposal to declassify the Company’s Board of Directors;

•	Approve the Company’s 2008 Management Annual Incentive Compensation Plan; and

•	Consider any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed March 14, 2008 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were             shares of Common Stock outstanding.

If you own shares of the Company’s Common Stock as of March 14, 2008, you can vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card.

An admittance card or other proof of ownership is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your notice of internet availability of proxy materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask them for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card and return it in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

Jeffery L. Klinger
Vice President, General Counsel
and Corporate Secretary

March 27, 2008

i

PEABODY ENERGY CORPORATION
PROXY STATEMENT
FOR THE
2008 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2007 Annual Report to Shareholders, by providing access to such documents on the Internet. We believe this will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a notice (the “Notice”) was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our Annual Meeting of Shareholders, which will take place on May 8, 2008. These materials were first made available on the Internet or mailed to shareholders on or about March 27, 2008. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

• Our Proxy Statement for the Annual Meeting; and

• Our 2007 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

• Election of Sandra Van Trease as a Class I Director of the Company for a term of three years;

• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

• Approval of a proposal to declassify our Board of Directors;

• Approval of our 2008 Management Annual Incentive Compensation Plan; and

• Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR the election of Sandra Van Trease as a Class I Director (Item 1);

• FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Item 2);

• FOR approval of the proposal to declassify our Board of Directors (Item 3); and

• FOR approval of our 2008 Management Annual Incentive Compensation Plan (Item 4).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Blanche M. Touhill, Alexander C. Schoch and Jeffery L. Klinger to vote on such matters in their discretion.

Q:	How do I vote?

A:	If you are a shareholder of record or hold stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

• Via the Internet, by visiting the website www.proxyvote.com and following the instructions for Internet voting on your Notice or proxy card;

• From the United States, Canada or Puerto Rico, by dialing and following the instructions for telephone voting on your Notice or proxy card;

• If you received your proxy materials by mail, by completing and mailing your proxy/voting instruction card; or

• By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 P.M. Central Time on May , 2008. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm your instructions have been properly recorded.

If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of the Company’s common stock credited in your account on the record date of March 14, 2008, you will receive a single Notice or proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 4:00 P.M. Central Time on May , 2008, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of common stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to

Vanguard for each action to be taken under proxy by Internet or telephone or by completing and returning a proxy/voting instruction card. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which the trustee receives voting instructions.

If you vote by Internet or telephone or return your signed proxy card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted “For” the election of Sandra Van Trease as a Class I Director, “For” ratification of the appointment of Ernst & Young LLP, “For” approval of the proposal to declassify our Board of Directors and “For” approval of our 2008 Management Annual Incentive Compensation Plan.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in the Peabody Energy Corporation Employee Stock Purchase Plan are held in street name by A. G. Edwards & Sons, Inc., the plan administrator.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

• Submitting a valid, later-dated proxy;

• Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May , 2008;

• Notifying the Company’s Corporate Secretary in writing that you have revoked your proxy; or

• Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 4:00 P.M. Central Time on May , 2008 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated voting instruction card, or by delivering a written revocation of your voting instructions to Vanguard.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

• When disclosure is required by law;

• During any contested solicitation of proxies; or

• When written comments by a shareholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, your broker may vote your shares at its discretion on routine matters such as the election of directors (Item 1), ratification of the independent registered public accounting firm (Item 2), approval of the proposal to declassify our Board of Directors (Item 3) or approval of our 2008 Management Annual Incentive Compensation Plan (Item 4). On non-routine matters, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.”

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you vote by Internet or the telephone or send in a completed proxy/voting instruction card before 4:00 P.M. Central Time on May , 2008. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which the trustee receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, the number of shares voted “For” the nominee must exceed 50% of the number of votes cast with respect to her election in order for her to be elected. Votes cast includes votes to withhold authority or votes against in each case as applicable and excludes abstentions with respect to the nominee’s election. If the number of shares voted “For” the nominee do not exceed 50% of the number of votes cast with respect to her election, our Corporate Governance Guidelines require that she promptly tender her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 15.

The proposal to ratify the appointment of Ernst & Young LLP (Item 2) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will have no effect on this proposal.

The proposal to declassify our Board of Directors (Item 3) will require approval by the holders of seventy-five percent (75%) of our outstanding shares entitled to vote. Abstentions and broker non-votes will have the effect of an “Against” vote on this proposal.

The proposal to approve our 2008 Management Annual Incentive Compensation Plan (Item 4) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will have no effect on this proposal.

Q:	What does it mean if I receive more than one notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who can attend the Annual Meeting?

A:	All Peabody Energy Corporation shareholders as of March 14, 2008 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on SEC Form 10-Q for the Quarterly Period Ended June 30, 2008.

ELECTION OF DIRECTORS (ITEM 1)

In accordance with the terms of our certificate of incorporation, the Board of Directors is divided into three classes, with each class serving a staggered three-year term. At this year’s Annual Meeting, the terms of current Class I Directors will expire. The terms of Class II Directors and Class III Directors will expire at the Annual Meetings to be held in 2009 and 2010, respectively.

The Board of Directors has nominated Sandra Van Trease for election as a Class I Director with a term expiring in 2011. Ms. Van Trease currently is serving as a Class I Director and has consented to serve for the new term. Should Ms. Van Trease become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board of Directors may recommend.

The other current Class I Directors, Dr. Henry Givens, Jr. and Dr. James R. Schlesinger, will retire at the Annual Meeting pursuant to our mandatory retirement policy for directors.

The Board of Directors recommends that you vote “For” the Class I Director nominee named below.

Class I Director Nominee — Term Expiring in 2011

SANDRA VAN TREASE, age 47, has been a director of the Company since January 2003. Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002, and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant. Ms. Van Trease is also a director of Enterprise Financial Services Corporation.

Class II Directors — Terms Expiring in 2009

GREGORY H. BOYCE, age 53, has been a director of the Company since March 2005. Mr. Boyce was named Chief Executive Officer Elect of the Company in March 2005, assumed the position of Chief Executive Officer in January 2006 and was elected Chairman by the Board of Directors in October 2007. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company from October 2003 to December 2005. He previously served as Chief Executive — Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. He has extensive engineering and operating experience with Kennecott and also served as Executive Assistant to the Vice Chairman of Standard Oil of Ohio from 1983 to 1984. Mr. Boyce is Co-Chairman of the Coal Based Generation Stakeholders Group, and a member of the Coal Industry Advisory Board of the International Energy Agency, the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering and the National Council of the School of Engineering and Applied Science at Washington University in St. Louis. He is a board member of the Center for Energy and Economic Development, the National Mining Association, the National Coal Council, Civic Progress and St. Louis Children’s Hospital Mr. Boyce has been elected to the Board of Directors of Marathon Oil Corporation effective April 1, 2008.

WILLIAM E. JAMES, age 62, has been a director of the Company since 2001. Since July 2000, Mr. James has been Founding Partner of RockPort Capital Partners LLC, a venture fund specializing in energy and environmental technology and advanced materials. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, a leading power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit subsidiary, from 1987 to 1996. Mr. James periodically provides consulting services to Lehman Brothers Inc., an investment banking firm (“Lehman Brothers”) on matters unrelated to the Company.

ROBERT B. KARN III, age 66, has been a director of the Company since January 2003. Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of the global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel Arbitrator with the American Arbitration Association. Mr. Karn is also a director of Natural Resource Partners L.P., a coal-oriented master limited partnership that is listed on the New York Stock Exchange, the Fiduciary/Claymore MLP Opportunity Fund, the Fiduciary/Claymore Dynamic Equity Fund and Kennedy Capital Management, Inc.

HENRY E. LENTZ, age 63, has been a director of the Company since 1998. Mr. Lentz is currently employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group. He assumed his current role with Lehman Brothers effective January 2004. Mr. Lentz is also a director of Rowan Companies, Inc. and CARBO Ceramics, Inc.

BLANCHE M. TOUHILL, PhD, age 76, has been a director of the Company since 2001. Dr. Touhill is Chancellor Emeritus and Professor Emeritus at the University of Missouri — St. Louis. She previously served as Chancellor and Professor of History and Education at the University of Missouri — St. Louis from 1991 through 2002. Prior to her appointment as Chancellor, Dr. Touhill held the positions of Vice Chancellor for Academic Affairs and Interim Chancellor at the University of Missouri — St. Louis. Dr. Touhill also has served on the Boards of Directors of Trans World Airlines and Delta Dental. She holds bachelor’s and doctoral degrees in history and a master’s degree in geography from St. Louis University.

Class III Directors — Terms Expiring in 2010

WILLIAM A. COLEY, age 64, has been a director of the Company since March 2004. Since March 2005, Mr. Coley has served as Chief Executive Officer and Director of British Energy Group plc, the U.K.’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from Georgia Institute of Technology and is a registered professional engineer. He is also a director of E. R. Jahna Enterprises.

WILLIAM C. RUSNACK, age 63, has been a director of the Company since January 2002. Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the United States prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning. He is also a director of Sempra Energy and Flowserve Corporation.

JOHN F. TURNER, age 66, has been a director of the Company since July 2005. Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves as a consultant to The Conservation Fund. Mr. Turner also serves as Chairman of the University of Wyoming, Ruckelshaus Institute of Environment and Natural Resources and as a Visiting Professor of Environment and Natural Resources at the University. He is also a director of International Paper Company and Ashland, Inc.

ALAN H. WASHKOWITZ, age 67, has been a director of the Company since 1998. Until July 2005, Mr. Washkowitz was a Managing Director of Lehman Brothers and part of the firm’s Merchant Banking Group, responsible for oversight of Lehman Brothers Merchant Banking Partners. He joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers’ Financial Restructuring Group. Mr. Washkowitz is also a director of L-3 Communications Corporation.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (“NYSE”), the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (e.g., in connection with a change in employment status or other significant status changes). This process is administered by the Nominating & Corporate Governance Committee of the Board of Directors, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with the Company, the Nominating & Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes an affirmative determination with respect to each director.

In making independence determinations, the Nominating & Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with the Company, (2) the significance of the relationship to the Company, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all directors other than Mr. Boyce are independent. None of the directors other than Mr. Boyce receives any compensation from us other than customary director and committee fees.

The Board has determined that directors Coley, Karn, Touhill and Turner are independent, based upon the fact that they have no relationships with the Company (other than serving as directors). The Board has also determined that directors Givens, James, Lentz, Rusnack, Schlesinger, Van Trease and Washkowitz are independent after evaluating their relationships with the Company and concluding that such relationships are immaterial. All such relationships are outlined below.

Dr. Givens serves on the board of directors of the United Way of Greater St. Louis, a non-profit organization which received a contribution of $220,000 from us in 2007. Dr. Givens also serves on the board of directors of the St. Louis Regional Chamber and Growth Association, which received a contribution of $100,000 from us in 2007 and to which we have pledged to contribute an additional $200,000 over the next two years. The Board has concluded that these relationships are not material, since our annual contributions represent less than 1% of each institution’s total annual contributions.

Dr. Givens and Mr. Rusnack serve on the board of trustees of the St. Louis Zoo, a non-profit organization which received a contribution of $20,000 from us in 2007. Dr. Givens and Ms. Van Trease serve on the board of directors of Forest Park Forever, Inc., a non-profit organization which received a contribution of $10,000 from us in 2007 and to which we have pledged to contribute an additional $100,000 over the next five years. The Board has concluded that these relationships are not material given the size of our annual contributions.

Dr. Givens serves on the regional advisory board of U.S. Bank, N.A. (St. Louis), which is a participating lender under our senior credit facility and provides various other commercial banking services to us. These banking services are offered to us on the same general terms and conditions as other large commercial customers. Our directors did not solicit these commercial relationships and were not involved in any related discussions or deliberations.

Messrs. James, Lentz, Schlesinger and Washkowitz have been employed by or served as consultants to Lehman Brothers within the past three years. The Board has determined that these employment and consulting relationships involve matters unrelated to the Company, and that these relationships are not material to the Company. Dr. Schlesinger currently serves as senior advisor to Lehman Brothers. The specific relationships of Messrs. James, Lentz and Washkowitz with Lehman Brothers are described in more detail in the biographies set forth on pages 7 and 8 of this Proxy Statement. When evaluating the materiality of these relationships to the Company, the Board considered the fact that Lehman Brothers Merchant Banking Partners II L.P. and other affiliates of Lehman Brothers (collectively, the “Merchant Banking Fund”) owned a significant percentage of the Company’s stock prior to completely selling its holdings in March 2004.1 Lehman Brothers is a participating lender under our senior credit facility and from time to time provides investment banking and other ordinary course financial services to us. These services are provided to us on the same general terms and conditions as provided to other large commercial customers. The fees related to these services have not been significant to us or Lehman Brothers, and since March 2004 all such fees have been reviewed and approved in advance by our independent Audit Committee. Directors who are affiliated with Lehman Brothers do not participate in any decisions or discussions related to these services, and they do not receive any benefit from related fees. After careful consideration, the Board has determined that these relationships do not impair, or appear to impair, the directors’ independent judgment.

1  Prior to May 2001, the Merchant Banking Fund owned in excess of 90% of the Company’s outstanding Common Stock. Over the ensuing three-year period, the Merchant Banking Fund sold all of its Company holdings through a series of registered public offerings, falling below a 50% controlling interest level in April 2002 and completing its exit in March 2004.

Board Attendance and Executive Sessions

The Board of Directors met 11 times in 2007. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and average attendance was 94%. Pursuant to our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. The chair of each executive session rotates among the chairs of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. During 2007, our non-management directors met in executive session eight times.

Committees of the Board of Directors

The Board of Directors has appointed four standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nominating & Corporate Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Compensation Committee

The members of the Compensation Committee are Robert B. Karn III (Chair), William A. Coley, Henry E. Lentz and John F. Turner. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the New York Stock Exchange.

The Compensation Committee met 10 times during 2007. Some of the primary responsibilities of the Compensation Committee include the following:

•	To annually review and approve corporate goals and objectives relevant to our CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review with the CEO, the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

•	To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, retirement and other post-employment benefits, change in control provisions and any special supplemental benefits;

•	To approve annual bonus awards for executive officers other than the CEO;

•	To oversee our annual and long-term incentive programs;

•	To periodically assess our director compensation program and, when appropriate, recommend modifications for Board consideration;

•	To review and make recommendations to the Board in conjunction with the CEO, as appropriate, with respect to succession planning and management development; and

•	To make regular reports on its activities to the Board.

Executive Committee

The members of the Executive Committee are Gregory H. Boyce (Chair), William A. Coley, Henry E. Lentz and William C. Rusnack. The Executive Committee met once during 2007.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

•	Amending our certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

•	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Nominating & Corporate Governance Committee

The members of the Nominating & Corporate Governance Committee are Blanche M. Touhill (Chair), Henry Givens, Jr., William E. James, James R. Schlesinger, John F. Turner and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating & Corporate Governance Committee are independent under New York Stock Exchange rules.

The Nominating & Corporate Governance Committee met six times during 2007. Some of the primary responsibilities of the Nominating & Corporate Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board;

•	To advise the Board on matters related to corporate governance;

•	To assist the Board in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board on matters related to corporate social responsibility;

•	To ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

•	To provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

•	To review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

•	To monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics; and

•	To make regular reports on its activities to the Board.

Audit Committee

The members of the Audit Committee are William C. Rusnack (Chair), Robert B. Karn III, Sandra Van Trease and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under New York Stock Exchange and SEC rules. The Board also has determined that each of Messrs. Rusnack, Karn and Washkowitz and Ms. Van Trease is an “audit committee financial expert” under SEC rules.

The Audit Committee met eight times during 2007. The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;

•	To ensure that we maintain an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•	To meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•	To oversee our financial reporting process and to review in advance of filing or issuance our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders, proxy materials and earnings press releases;

•	To review our guidelines and policies with respect to risk assessment and risk management, and to monitor our major financial risk exposures and steps management has taken to control such exposures; and

•	To make regular reports to the Board regarding the activities and recommendations of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2007 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting, while Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing opinions on the Company’s financial statements in accordance with U.S. generally accepted accounting principles and the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards No. 61 as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee reviewed and discussed with Ernst & Young the auditor’s independence from management and the Company, as well as the matters included in written disclosures received from Ernst & Young as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees as adopted by the Public Company Accounting Oversight Board in Rule 3600T. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR
ROBERT B. KARN III
SANDRA VAN TREASE
ALAN H. WASHKOWITZ

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006.

The following fees were paid to Ernst & Young for services rendered during our last two fiscal years:

•	Audit Fees: $3,705,000 (for the fiscal year ended December 31, 2007) and $3,317,000 (for the fiscal year ended December 31, 2006) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations.

•	Audit-Related Fees: $669,000 (for the fiscal year ended December 31, 2007) and $405,000 (for the fiscal year ended December 31, 2006) for assurance-related services for audits of employee benefit plans, internal control reviews, due diligence services associated with acquisitions or divestitures, and other attest services not required by statute.

•	Tax Fees: $1,150,000 (for the fiscal year ended December 31, 2007) and $958,000 (for the fiscal year ended December 31, 2006) for tax compliance, tax advice and tax planning services.

•	All Other Fees: $6,000 (for the fiscal year ended December 31, 2007) and $6,000 (for the fiscal year ended December 31, 2006) for fees related to an on-line research tool.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission, and (12) tax services to an officer of the Company whose role is in a financial oversight capacity.

During the fiscal year ended December 31, 2007, all of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

CORPORATE GOVERNANCE MATTERS

Good corporate governance has been a priority at Peabody Energy for many years. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance,” and are available in print to any shareholder upon request. Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to our directors, Chief Executive Officer, Chief Financial Officer, Controller and other Company personnel.

The Nominating & Corporate Governance Committee of the Board of Directors is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating & Corporate Governance Committee, with the assistance of outside experts, reviews the Company’s corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote the best interests of the Company and its shareholders.

Majority Voting Bylaw

In July 2007, our Board of Directors amended our Bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast includes votes to withhold authority or votes cast against in each case as applicable and excludes abstentions with respect to that nominee’s election.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board, individual directors and/or Committee Chairs (collectively, “Shareholder Communications”):

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Shareholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director or Committee Chair, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Shareholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to our Chief Legal Officer at 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will promptly forward a copy of such Shareholder Communication to the Chairman of the Audit Committee and, if appropriate, the Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with the Company’s non-management directors, such Shareholder Communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Chair of the Nominating & Corporate Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating & Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks and/or harassment purposes.

Shareholders also have an opportunity to communicate with the Board at our Annual Meeting of Shareholders. Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. Each of our directors attended the last Annual Meeting of Shareholders in May 2007.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor the Company’s performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to the Company. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including finance and accounting, operations, environmental management, education, governmental affairs and administration, and healthcare. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving the best interests of the Company and all of its shareholders.

The Nominating & Corporate Governance Committee (“Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2009 Annual Meeting. Those procedures are described on page 66 of this Proxy Statement under the heading “Information About Shareholder Proposals.”

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

•	Candidates should possess the highest personal and professional ethics, integrity and values. Candidates also should be committed to representing the long-term interests of the Company and all of its shareholders;

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Candidates need to possess expertise that is useful to the Company and complementary to the background and experience of other Board members; and

•	Candidates need to be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, Company management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search. The Committee has not used third-party firms for prior searches.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2008 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director, each current and former executive officer named in the Summary Compensation Table, below, and all directors and executive officers as a group (which includes the former executive officers included in this table).

Beneficial Owners of More Than Five Percent, Directors and Management

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(1)(2)	Class(3)

FMR LLC	38,751,923	14.3%
82 Devonshire Street
Boston, MA 02109
UBS AG	17,180,815	6.3%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland
Gregory H. Boyce	822,990	*
William A. Coley	20,788	*
Sharon D. Fiehler	119,737	*
Eric Ford	73,977	*
Henry Givens, Jr.	20,759	*
William E. James	74,123	*
Robert B. Karn III	39,872	*
Henry E. Lentz	20,467	*
Richard A. Navarre	188,160	*
Jiri Nemec	29,721	*
William C. Rusnack	39,235	*
James R. Schlesinger	39,251	*
Blanche M. Touhill	39,251	*
John F. Turner	10,495	*
Sandra Van Trease	39,142	*
Roger B. Walcott, Jr.	160,221	*
Alan H. Washkowitz	20,467	*
Richard M. Whiting	130,722	*
All directors and executive officers as a group (21 people)	1,950,668	*

(1)	Amounts shown are based on the latest available filings on Schedule 13G or other relevant filings made with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2008, as follows: Mr. Boyce, 718,661; Mr. Coley, 12,939; Ms. Fiehler, 33,328; Mr. Ford, 19,220; Dr. Givens, 12,939; Mr. James, 63,307; Mr. Karn, 20,534; Mr. Lentz, 12,939; Mr. Navarre, 79,797; Mr. Rusnack, 28,307; Dr. Schlesinger, 28,307; Mr. Touhill, 28,307; Mr. Turner, 4,011; Ms. Van Trease, 20,534; Mr. Walcott, 27,986; Mr. Washkowitz, 12,939; and all directors and executive officers as a group, 1,245,594. Also includes shares of restricted stock that remain unvested as of March 1, 2008 as follows: Mr. Boyce, 100,000; Mr. Coley, 1,861; Mr. Ford, 36,132; Dr. Givens, 1,861; Mr. James, 1,861; Mr. Karn, 1,861; Mr. Lentz, 1,861; Mr. Rusnack, 1,861; Dr. Schlesinger, 1,861; Dr. Touhill, 1,861; Mr. Turner, 3,455; Ms. Van Trease, 1,861; Mr. Washkowitz, 1,861; and all directors and executive officers as a group 168,597.

(3)	An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons beneficially holding more than ten percent of our Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. We file these reports of ownership and changes in ownership on behalf of our executive officers and directors. To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2007, filings with the Commission and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

The objective of our executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. Our compensation program is designed to align incentives for executives with achievement of our business strategies:

•	Executing the basics: best in class safety, operations and marketing;

•	Capitalizing on organic growth opportunities;

•	Expanding in high-growth global markets; and

•	Participating in new generation and Btu Conversion projects.

Our compensation program is based on the following policies and objectives:

•	Program has a clear link to shareholder value;

•	Program is designed to support achievement of our business objectives;

•	Total compensation opportunities are established at levels which are competitive with companies of similar size and complexity and other pertinent criteria, taking into account such factors as executive performance, level of experience and retention value;

•	Performance-based pay constitutes the majority of each executive’s compensation;

•	Incentive pay is designed to:

–	Reflect company-wide, business unit and individual performance, based on each individual’s position and level;

–	Balance rewards for short-term performance with long-term performance based incentives;

–	Balance rewards for financial and operating performance with compensation for shareholder value creation; and

–	Incorporate internal and external performance measures.

•	Program is communicated so that participants understand how their decisions and actions affect business results and their compensation.

With these policies and objectives in mind, the Compensation Committee has approved a compensation program for the named executive officers that incorporates four key components: base salary, annual incentive payments, long-term incentive compensation consisting of stock options and performance units, and retirement and other benefits.

Role of the Compensation Committee

The Compensation Committee is comprised entirely of independent directors and has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring the performance of our executives and the compensation awarded to our executives excluding compensation for the Chairman and Chief Executive Officer. The Committee also reviews and approves executive participation in any company-wide benefit plans. In addition, the Committee oversees our annual and long-term incentive plans and programs and periodically assesses our director compensation program.

For 2007, a Special Committee, comprised of the independent members of the Board of Directors, after considering the recommendations of the Compensation Committee and its independent compensation consultant, determined the type (e.g., base salary, annual incentive and long-term incentive) and level of compensation awarded to our Chief Executive Officer. Effective October 10, 2007 our Chief Executive Officer assumed the additional responsibilities of the Chairman role. The Special Committee designed the type and level of compensation to be consistent with our compensation philosophy and to ensure that the Chairman and Chief Executive Officer’s total compensation was competitive with the compensation of chief executive officers at publicly-traded companies of similar size and complexity. As described below, in assessing the competitiveness of the Chairman and Chief Executive Officer’s compensation package, the Special Committee received advice from its independent compensation consultant and reviewed appropriate salary surveys, industry benchmarking data and proxy information.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) of the Internal Revenue Code, some compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent it constitutes performance-based compensation. The Compensation Committee has and will continue to consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of our executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committee considers its primary goal to design compensation strategies that further our best interests and those of our shareholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible.

Role of the Compensation Consultant

The Compensation group in our Human Resources Department supports the Compensation Committee in its work. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. Pursuant to this authority, the Committee engaged Mercer Human Resource Consulting for independent guidance on executive compensation issues in 2006 and early 2007. In April 2007, the Mercer partner with whom the Committee had been working became employed by Frederic W. Cook and Co, Inc. (“F.W. Cook”). After a thorough review, the Committee elected in June 2007 to continue working with this individual and change its independent compensation consultant to F.W. Cook.

In connection with its engagement, Mercer provided the Compensation Committee with independent advice concerning the types and levels of compensation to be paid to the Chairman and Chief Executive Officer and the other senior executives for 2007. Mercer assisted the Committee by providing market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, as well as annual and long-term incentives. In addition, Mercer advised the Committee on plan design for each element of executive compensation, including helping to identify:

•	the appropriate mix of base salary and annual and long-term incentive compensation;

•	the appropriate financial measures and weightings for annual incentive and performance unit awards (e.g. EBITDA, Earnings per Share and Leverage Ratio);

•	the appropriate mix of long-term compensation to be paid as stock options versus performance units; and

•	the relevant industry comparator groups and the relative weightings of total shareholder return for measuring the value of performance units.

The Compensation Committee did not engage F.W. Cook until after executive compensation opportunities for 2007 had been approved. The Compensation Committee and the Special Committee sought and used F.W. Cook’s advice in determining annual incentive compensation with respect to performance in 2007. In addition, the Committee considered F.W. Cook’s advice in establishing the types and levels of compensation to be paid to the executives for 2008 and the Committee and the Special Committee considered F.W. Cook’s advice in establishing the types and levels of compensation to be paid to the Chairman and Chief Executive Officer for 2008. F.W. Cook’s role and duties in determining compensation opportunities for 2008 were similar to Mercer’s role and duties in determining compensation opportunities for 2007.

Review of External Data

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is consistent with those of other publicly-held companies of similar size and industry.

For mid-level management positions that require technical coal industry knowledge and experience, we use a mining comparator group for benchmarking purposes. These positions are generally operational in nature. None of the named executive officers held these positions during 2007. The mining comparator group comprises publicly-held coal companies from which we believe we are likely to recruit for these types of positions and is composed of CONSOL Energy, Inc., Arch Coal, Inc., Massey Energy Company, Alpha Natural Resources, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., James River Coal Company, and Westmoreland Coal Company. This is the same comparator group as the Industry Peer Group used in connection with our performance unit program.

Talent for other senior-level management positions and key roles in the organization can be acquired across a broader spectrum of companies. As such, we use both the above-mentioned mining comparator group and a group of publicly-held companies of similar size and complexity to assess competitiveness. This group of companies is composed of Air Products & Chemicals, Inc., Barrick Gold Corporation, Eastman Chemical Company, Ecolab, Inc., Freeport-McMoRan Copper & Gold, Goodrich Corporation, ITT Corporation, Lubrizol Corporation, Monsanto Company, National Oilwell Varco, Inc., Newmont Mining Corporation, Praxair, Inc., Rockwell Automation, Rohm and Haas Company, Smith International, Inc., Southern Copper Corporation, SPX Corporation, Inc., Teck Cominco Ltd., and Timken Company. In addition, for international positions, we review international companies such as Anglo American, plc, Rio Tinto, plc, and BHP Billiton Limited when relevant compensation data is available.

Overall, the independent compensation consultants confirmed that our executive compensation program, as structured, is competitive. Based upon the review of the compensation plans discussed below, peer group compensation levels and assessments of individual and corporate performance, the Compensation Committee assisted by its independent compensation consultants determined that the value and design of our executive compensation program is appropriate.

2007 Executive Compensation Components

For the year ended December 31, 2007, the principal components of compensation for the named executive officers were:

•	Annual Base Salary;

•	Annual Incentive Compensation;

•	Long-term Incentives; and

•	Retirement and Other Benefits.

Annual Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience, our overall budget for merit increases and the competitive environment. In 2007, we provided a base pay increase to our employees but, in accordance with our philosophy of providing a strong link between pay and performance, the exact amount of the increase (if any) varied among employees based on their performance levels.

The Compensation Committee reviewed the 2007 base salaries of the Chairman and Chief Executive Officer and his direct reports to ensure competitiveness in the marketplace. Consistent with our philosophy, the Committee (and, in the case of the Chairman and Chief Executive Officer, the Special Committee), approved base salary adjustments based on market information and individual performance. The Committee will continue to review the base salaries of our executive officers to ensure they take into account performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

Annual Incentive Compensation

Our annual incentive compensation plan provides opportunities for key executives, including the named executive officers, to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Under the plan, participants are assigned threshold, target and maximum performance goal levels. If actual performance does not meet the threshold level, no incentive is earned under the plan. At threshold performance levels, the incentive that can be earned generally equals 50% of the target incentive. The target incentive is established through an analysis of compensation for comparable positions in industries of similar size and complexity and is intended to provide a competitive level of compensation when participants achieve their performance objectives.

Target incentive payouts generally are received for achieving budgeted financial and safety goals and meeting individual performance goals. Our philosophy is to set these budgeted goals at levels that represent high levels of performance. Maximum incentive payments generally are awarded when budgeted financial goals and individual performance goals are significantly exceeded. A participant’s annual incentive opportunity is based upon his or her level of participation in the plan and competitive market practices.

Awards for the named executive officers are based on achievement of corporate and individual goals. Achievement of corporate goals is determined by comparing our actual performance against objective goals, and achievement of individual goals is determined by evaluating a combination of both objective and subjective performance measures. All goals are established by us, and goals for the named executive officers, excluding the Chairman and Chief Executive Officer, are reviewed and approved by the Compensation Committee for each calendar year. The Special Committee of the Board of Directors reviews and approves the goals and payouts for each calendar year for the Chairman and Chief Executive Officer for each calendar year.

In determining final annual incentive awards, the Chairman and Chief Executive Officer has discretion for each of his direct reports up to the maximum allowable award, provided that such award is approved by the Compensation Committee; and the Special Committee of the Board has discretion for the Chairman and Chief Executive Officer up to the maximum allowable award.

The Compensation Committee reviews and approves annual incentive payouts to the named executive officers, excluding the Chairman and Chief Executive Officer. The Special Committee of the Board of Directors reviews and approves annual incentive payouts to the Chairman and Chief Executive Officer.

2007 Annual Incentive Measures

Based on input from management and information and advice from its independent compensation consultant, the Special Committee and the Compensation Committee established certain performance measures and weightings for determining the Chairman and Chief Executive Officer’s and each of the other named executive officer’s 2007 annual incentive opportunity, respectively.

For 2007, the performance measures for the named executive officers included goals for EBITDA, Earnings per Share, Leverage Ratio, Safety and Individual Goals.

EBITDA

The EBITDA performance measure used to determine the annual incentive is also one of the key metrics we use to measure our operating performance, as well as an indicator of our ability to meet debt service and capital expenditure requirements. EBITDA is defined as income from continuing operations before deducting early debt extinguishment costs, net interest expense, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization.

Earnings per Share (EPS)

We use EPS in our annual incentive plan because it is a key metric used by outside investors to assess our profitability. EPS is calculated by dividing income from continuing operations by the number of total shares outstanding on a fully diluted basis.

Leverage Ratio

We use Leverage Ratio in our annual incentive plan to ensure our capital structure is not too heavily weighted toward debt. Leverage ratio is calculated by dividing total debt by the sum of total debt, total equity and minority interest.

Safety

Safety is a core value that is integrated into all areas of our business. In line with that philosophy, the named executive officers’ annual incentive opportunity depends not only on their contribution to promoting a culture of continuous improvement in safety (as referenced by the Safety Discretionary goal in the table below), but also our achievement of quantitative safety goals. For 2007, our quantitative safety goal was set at a 15% improvement over 2005’s actual record results.

Individual Goals

The Individual Goals established for the named executive officers were designed to further our business strategies and increase shareholder value. The individual goals for each of the named executive officers were reviewed and approved in advance by the Compensation Committee, and the individual goals for the Chairman and Chief Executive Officer were then reviewed and approved in advance by the Special Committee. These goals and objectives centered on:

•	Continuous improvement in safety

•	Growth in revenue and earnings

•	Succession planning and building of talent pool

•	Mergers & acquisitions

•	Operational improvement

•	Industry and government relations

•	Long-term strategic direction

2007 Annual Incentive Payouts

The table below summarizes the actual results for these performance goals for 2007. Actual results for EBITDA and EPS for 2007 include the ten months of Patriot prior to the spin-off and therefore are not comparable to similarly named measures included in our consolidated financial statements. In 2007, we had EBITDA of $1,026.1 million and a Leverage Ratio of 56.53%, both of which were in excess of the threshold performance level but below the target for those goals. In 2007, we had EPS of $1.52, which was at the threshold performance level for this goal. However, the safety incidence rate of 3.04 was below the threshold performance level for this goal.

	Percentage of Total
Measure	Award	Actual Results	Achievement

EBITDA	40.0%	$1,026.1 million	Above Threshold
EPS	10.0%	$1.52	At Threshold
Leverage Ratio	10.0%	56.5%	Above Threshold
Safety Incidence Rate	5.0%	3.04	Below Threshold
Safety Discretionary	5.0%	By Individual
Individual Goals	30.0%	By Individual

For their 2007 performance, the Chairman and Chief Executive Officer, the Chief Financial Officer and the other named executive officers earned payouts under our annual incentive plan, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Tables on pages 36 and 37 of this Proxy Statement. Other eligible executives received payouts under the same annual incentive plan. Annual incentive payouts for 2007 were based on our achievement of quantitative goals and individual goals shown in the table above.

The Special Committee evaluated the Chairman and Chief Executive Officer’s performance in relation to these goals, and approved the level of his 2007 payout under our annual incentive plan accordingly. The Compensation Committee, with the Chairman and Chief Executive Officer, evaluated the performance of each of the other named executive officers in relation to these goals, and approved the level of their 2007 payouts under our annual incentive plan accordingly.

In 2007, additional special annual incentive awards were earned by the Chairman and Chief Executive Officer, the Chief Financial Officer, two of the three named executive officers who continue to serve as executive officers, and several other non-executive employees for significant accomplishments during 2007 that were not factored into the performance measures at the beginning of the year, but which will help us execute our strategic plan. These accomplishments included, but were not limited to, the successful spin-off of Patriot Coal Corporation, the implementation in the U.S. of a new integrated information technology system provided by SAP AG, and completion of the financial closing with our equity partners for the Prairie State Energy Campus. These special award amounts are reflected in the “Bonus” column of the Summary Compensation Table on page 36 of this Proxy Statement.

The following table shows the target annual incentive payout and the applicable payout range (each shown as a percentage of base salary) for each of the named executive officers who continues to serve as an executive officer, his or her actual award under our annual incentive plan, any special annual incentive award received for 2007, and the combined actual and special incentive awards as a percentage of salary earned in 2007. The target payout and payout range for each executive is based upon his or her level of participation in the plan and competitive market practices.

2007 Annual Incentives — Current Executive Officers

	Target Payout	Payout Range			Actual + Special
	as a % of	as a % of	Actual Award	Special Award	Award as a % of
Name	Salary	Salary	($)	($)	Salary Earned

Current Officers
Gregory H. Boyce	100%	0-200%	1,000,671	500,000	153%
Richard A. Navarre	80%	0-150%	517,784	331,000	130%
Eric Ford	80%	0-150%	532,105	52,000	108%
Sharon D. Fiehler	80%	0-150%	338,701	117,000	106%
Roger B. Walcott, Jr.	80%	0-150%	360,000	—	76%

The following table shows the target annual incentive payout and the applicable payout range (each shown as a percentage of base salary) for each of the named executive officers who no longer serves as an executive officer, his actual award under our annual incentive plan, and the actual award as a percentage of salary earned in 2007. The actual awards earned for these former executives were prorated for the portion of 2007 during which they were employed by us. The target payout and payout range for each executive is based upon his level of participation in the plan and competitive market practices.

2007 Annual Incentives — Former Executive Officers

	Target Payout	Payout Range		Actual Award
	as a % of	as a % of	Actual Award	as a % of Salary
Name	Salary	Salary	($)	Earned

Former Officers
Richard M. Whiting	80%	0-150%	422,193	89%
Jiri Nemec	80%	0-150%	168,494	58%

Long-Term Incentive Compensation

Our long-term incentive compensation plan provides opportunities for key executives to earn equity interests if certain pre-established long-term (greater than one year) objectives are successfully achieved.

The Chairman and Chief Executive Officer and other named executive officers receive long-term incentive compensation through annual awards of stock options and performance units. The targeted value of these awards is split evenly between stock options and performance units.

For 2007, the Special Committee awarded stock options and performance units to the Chairman and Chief Executive Officer with a total grant date fair value of 350% of his base salary. In approving this award, the Special Committee considered the advice of its independent compensation consultant, as well as available benchmarking data and the perceived retention value of the award.

The Compensation Committee approved a long-term incentive opportunity for each of the named executive officers through annual awards of stock options and performance units. The targeted value of these awards, shown in the tables below, is split evenly between stock options and performance units. The Committee intends that these long-term incentive opportunities be competitive and based on our actual performance. When evaluating awards to be granted, the Compensation Committee and the Special Committee considered competitive market data and the perceived retention value of the award.

2007 Long-Term Incentive Awards — Current Executive Officers

Target Award as a %
Name	of Salary

Current Officers
Gregory H. Boyce	350%
Richard A. Navarre	250%
Eric Ford	250%
Sharon D. Fiehler	200%
Roger B. Walcott, Jr.	200%

2007 Long-Term Incentive Awards — Former Executive Officers

Target Award as a %
Name	of Salary

Former Officers
Richard M. Whiting	245%
Jiri Nemec	200%

Stock Options

Our stock option program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation opportunity.

The Compensation Committee and Special Committee meet in December of each year to evaluate, review and approve the annual stock option award design and level of award for each named executive officer and the Chairman and Chief Executive Officer. The Committees approve stock option awards prospectively. For example, the annual stock option awards are approved in early December for granting on the first business day in January at our closing market price per share on the grant date. The Compensation Committee and/or the Special Committee may occasionally approve stock option awards other than on the first business day of the year, due to promotions or new hires. In these cases the Compensation Committee or the Special Committee approves the award in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on such date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

All stock options are granted at an exercise price equal to the closing market price of our Common Stock on the date of grant. Accordingly, those stock options will have intrinsic value to employees only if the market price of our Common Stock increases after that date. Stock options generally vest in one-third increments over a period of three years or cliff vest after three years; however, options will immediately vest upon a change of control or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (as defined in his or her employment agreement), all unvested stock options are forfeited. Stock options expire ten years from the date of grant.

Performance Units

Similar to the stock option program, our performance unit program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, and maintain competitive levels of total compensation. In addition, our performance unit program is designed in part to reward executives for the achievement of strong financial returns on investment. Certain key executives are eligible to receive long-term incentive awards in the form of performance units.

Performance units granted in 2007 will be payable, if earned, in shares of our Common Stock. The percentage of the performance units earned is based on our total shareholder return (“TSR”) over a period beginning January 3, 2007 and ending December 31, 2009 relative to an industry comparator group (the Industry Peer Group) and the S&P 500 Index (together weighted as 50% of the total award) and EBITDA Return on Invested Capital (weighted as 50% of the total award) over the same performance period.

TSR measures cumulative stock price appreciation plus dividends. The Industry Peer Group is generally perceived to be subject to similar market conditions and investor reactions as the Company and for purposes of the 2007 award consisted of Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy Inc., Foundation Coal Holdings, Inc., International Coal Group, James River Coal Company, Massey Energy Company and Westmoreland Coal Company. At the time of the 2007 award, we were included in the S&P 500 Index. The Industry Peer Group is weighted at 30% of the total award, while the S&P 500 Index is weighted at 20% of the total award.

For purposes of the performance units granted in 2007, EBITDA Return on Invested Capital is defined as:

•	EBITDA, where EBITDA is based on income from continuing operations before deducting early debt extinguishment costs, net interest expense, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization, divided by

•	Average Total Capital, where Average Total Capital is determined based on average annual debt, plus average annual equity, plus average annual accounts receivable securitization less average annual cash.

Performance unit payout formulas are as follows:

•	Threshold payouts (equal to 50% of the number of target performance units granted) begin for TSR performance at the 40th percentile of the Industry Peer Group, the 35th percentile of the S&P 500 Index and a threshold goal for three-year EBITDA Return on Invested Capital.

•	Target payouts (equal to 100% of the number of target performance units granted) are earned for performance at the 55th percentile of the Industry Peer Group, 50th percentile of the S&P 500 Index and a target goal for three-year EBITDA Return on Invested Capital.

•	Maximum payouts (equal to 200% of the number of target performance units granted) are earned for performance at the 80th percentile of the Industry Peer Group, the 75th percentile of the S&P 500 Index and a maximum goal for three-year EBITDA Return on Invested Capital.

•	Payouts are ratably adjusted for performance between threshold and target, and between target and maximum levels.

•	No payouts will be made if TSR over the performance period is negative and performance is below the 50th percentile of the Industry Peer Group. Also, the maximum payout cannot exceed 150% of the number of target performance units granted if TSR over the performance period is negative and performance is at or above the 50th percentile of the Industry Peer Group.

The number of target performance units granted is determined using a price that equals the average closing market price per share of our Common Stock during the four weeks of trading immediately following the date of grant.

Our TSR over the performance period is based on the average closing price during the first four weeks compared to the average closing price during the last four weeks of trading in the performance cycle. Units vest monthly over, and are payable subject to the achievement of performance goals at the conclusion of, the measurement period. Upon a change of control, a recapitalization event or the holder’s retirement or termination without cause, the holder would receive payment from us in proportion to the number of vested performance units based upon performance as of the date the event occurs. Upon the holder’s death or disability, the holder would receive payment from us for 100% of performance units outstanding as of the date the event occurs. If the holder terminates employment without good reason (as defined in his or her employment agreement), all performance units are forfeited.

Retirement Benefits

Defined Contribution Plan

We maintain a defined contribution retirement plan and other health and welfare benefit plans for our employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by or paid to executives under the plans.

Pension Plan

Our Salaried Employees Retirement Plan, or pension plan, is a “defined benefit” plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of the employee at December 31, 2000: (1) employees age 50 or older continue to accrue service at 100%; (2) employees between the ages of 45 and 49 or under age 45 with 20 years or more of service continue to accrue service at the rate of 50% for each year of service worked after December 31, 2000; and (3) employees under age 45 with less than 20 years of service have had their pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

Excess Defined Benefit and Excess Defined Contribution Retirement Plan

We maintain one excess defined benefit retirement plan and one excess defined contribution plan that provide retirement benefits to executives, which include the named executive officers, whose pay exceeds legislative limits for qualified defined contribution and pension plans.

Other Benefits Provided by the Company

The following benefits are provided by us to the named executive officers and all other employees.

Medical Benefits.  Employees have a choice of three coverage options. Each option covers the same services and supplies, but differs in the amount of its deductibles, co-payments and out-of-pocket limits. Employees located in St. Louis can also elect coverage through an HMO. Employees pay on average 20% of the monthly cost.

Dental Benefits.  The plan covers preventive, basic and major services for employees and their dependents. Orthodontia care is also provided for eligible dependents. Preventive care is covered at 100%. Basic services are covered at 80% and major and orthodontia services at 60% after the applicable deductibles are met. The plan has an annual maximum of $1,000 for preventive, basic and major care and a lifetime maximum of $1,000 for orthodontia. Employees pay on average 20% of the monthly cost.

Vision Benefits.  Employees can elect optional vision coverage, and pay the entire cost. If this coverage is elected, benefits are provided for eye examinations once every 12 months. Vision care benefits also include coverage for eyeglass lenses and frames, or contact lenses, once every 24 months.

Employee Retirement Account.  Employees can elect to put 1% to 60% of their salary into the plan, up to limits determined by the Internal Revenue Service using before-tax money, after-tax money, or both. We match 100% of contributions up to 6% of base salary. Employees may also be eligible for an additional annual performance contribution equal to as much as 6% of base salary, based on our performance for the fiscal year. Amounts that exceed the IRS limits are placed in a supplemental plan, if the executive makes such an election.

Employee Stock Purchase Plan (ESPP).  Through the ESPP, employees have the opportunity to purchase our Common Stock at a discount. Employees can choose to participate in the plan at any rate between 1% and 15% of base salary for the offering period and can purchase up to $25,000 of shares at fair market value in a calendar year. At the end of the offering period, contributions are used to buy shares of our Common Stock at a discounted price. The price for the shares is 85% of the closing market price on the first or last day of the offering period, whichever is lower. Employees are required to hold any shares acquired under the ESPP for a minimum of 18 months after the purchase date.

Life Insurance.  Employees receive a basic benefit equal to one times annual base salary. In addition, employees may choose additional coverage, from one to four times annual base salary, through the supplemental life insurance program. Coverage is also available for a spouse in the amount of $10,000 or $20,000 and/or eligible children in the amounts of $5,000 or $10,000 per child.

Business Travel Accident.  For accidental death, paralysis, or loss of hands, feet, hearing or sight due to an accident while traveling for us, the plan pays all or part of a “principal sum” depending on the loss. This principal sum is equal to five times base annual salary, with a $500,000 maximum and $150,000 minimum.

Accidental Death and Dismemberment (AD&D).  We provide a benefit equal to three times annual base salary. All or a portion of the coverage amount is paid for the loss of hands, feet, sight, speech, hearing or paralysis. In addition, through the optional AD&D program, employees may choose supplemental coverage in any amount from $10,000 to $500,000, in multiples of $10,000. Employees may also choose optional AD&D coverage for their family. Coverage for their spouse and eligible dependent children will be based on a percentage of their own optional coverage amount.

Short-Term Disability.  If an employee becomes disabled, we provide a short-term disability benefit for up to 180 days. For employees with less than five years service, the plan pays 100% of monthly basic salary for the first 30 days of disability and 60% for 150 additional days of disability. For employees with five or more years of service, the plan pays 100% of basic monthly salary for up to 180 days of disability.

Long-Term Disability (LTD).  If an employee is disabled for longer than 180 days, the LTD plan begins to pay a monthly benefit equal to 60% of basic monthly salary.

Health Care Flexible Spending Account.  Employees can deposit before-tax money from $120 to $5,000 per year into an account through payroll deductions to pay for a wide range of health care expenses not covered by the medical, dental or vision plan, including some over-the-counter drugs, deductibles and co-payments.

Dependent Care Flexible Spending Account.  Employees can deposit before-tax money from $120 to $5,000 per year into an account through payroll deductions to pay for day care for a child or dependent disabled adult.

Vacation.  All employees are eligible for vacation based on years of service. Each of the named executive officers who currently serves as an executive officer is eligible for 25 days of vacation each year.

Holidays.  We provide 12 paid holidays each year.

Perquisites

We provided certain perquisites to senior management in 2007.

Company Aircraft.  Our aircraft may be used in the following situations:

•	Senior management may use the aircraft for company business purposes;

•	Spouses/partners may accompany senior management members on the corporate aircraft for company business purposes;

•	On rare occasions, non-employee directors, when traveling on company business, may be accompanied by a spouse/partner.

Relocation.  We generally provide relocation benefits to newly-hired officers or officers that have been asked by us to relocate to a new location. These benefits typically include payment for the costs of relocation, temporary housing, additional personal leave and associated tax gross-ups.

Other Perquisites.  We do not provide or reimburse the cost of country club memberships or the purchase or lease of a vehicle for any officer.

Share Ownership Guidelines

Both management and the Board of Directors believe our executives and directors should acquire and retain a significant amount of our Common Stock in order to further align their interests with those of shareholders.

Under our share ownership guidelines, the Chairman and Chief Executive Officer is encouraged to acquire and retain Common Stock having a value equal to at least five times his base salary. Other named executive officers are encouraged to acquire and retain Common Stock having a value equal to at least three times their base salary. All such executives are encouraged to meet these ownership levels within five years after assuming their executive positions.

The following table summarizes the ownership of Company Common Stock as of December 31, 2007 by the named executive officers who currently serve as executive officers.

			Ownership	Actual
			Guidelines,	Ownership
	Share Ownership	Share Ownership	Relative to Base	Relative to Base
Name	(#)(1)	($)(2)	Salary	Salary

Gregory H. Boyce(3)	190,931	11,768,987	5x	11.9x
Richard A. Navarre	81,313	5,012,133	3x	7.5x
Eric Ford(4)	13,177	812,230	3x	1.2x
Sharon D. Fiehler	76,453	4,712,563	3x	10.8x
Roger B. Walcott, Jr.	43,186	2,661,985	3x	5.5x

(1)	Includes shares acquired through the 401(k) plan and the Employee Stock Purchase Plan, but excludes shares issuable upon the exercise of stock options.

(2)	Calculated based on our closing market price per share on the last trading day of 2007, $61.64.

(3)	Share ownership includes 86,602 phantom shares granted to Mr. Boyce on October 1, 2003 under the terms of his employment agreement, which have been adjusted to reflect the spin-off of Patriot Coal Corporation on October 31, 2007.

(4)	Mr. Ford joined us on March 6, 2007.

Also under our share ownership guidelines for directors, directors are encouraged to acquire and retain Common Stock having a value equal to at least three times their base annual retainer. Directors are encouraged to meet these ownership levels by the later of December 31, 2007 or three years after joining the Board.

The following table summarizes the ownership of our Common Stock as of December 31, 2007 by each of our current non-employee directors.

			Ownership		Ownership
			Guidelines, Relative		Relative to
	Share Ownership	Share Ownership	to Annual		Annual
Name(1)	(#)	($)(2)	Retainer(3)		Retainer(3)

Non-Employee Directors
William A. Coley	6,385	393,571	3	x	5.3	x
Henry Givens, Jr.	6,385	393,571	3	x	5.3	x
William E. James	9,381	578,245	3	x	7.7	x
Robert B. Karn III	17,603	1,085,049	3	x	14.5	x
Henry E. Lentz	6,093	375,573	3	x	5.0	x
William C. Rusnack	9,493	585,149	3	x	7.8	x
James R. Schlesinger	9,509	586,135	3	x	7.8	x
Blanche M. Touhill	9,509	586,135	3	x	7.8	x
John F. Turner(4)	3,455	212,966	3	x	2.8	x
Sandra Van Trease	17,173	1,058,544	3	x	14.1	x
Alan H. Washkowitz	6,093	375,573	3	x	5.0	x

(1)	Mr. Boyce’s stock ownership is shown in the table for named executive officers who currently serve as executive officers.

(2)	Value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2007, $61.64.

(3)	The base annual retainer for the non-employee directors in 2007 was $75,000.

(4)	Mr. Turner joined the Board of Directors in July 2005.

Employment Agreements

The Compensation Committee, in consultation with a prior independent compensation consultant, approved the terms of all senior executive employment agreements, including the agreement for the Chairman and Chief Executive Officer. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committee received advice from its independent compensation consultant(s) and reviewed appropriate salary surveys and industry benchmarking data. During 2008, all senior executive employment agreements will be reviewed and amended as necessary to comply with Internal Revenue Code Section 409A.

The Chairman and Chief Executive Officer’s employment agreement has a structure similar to the employment agreements of the other named executive officers. However, some amounts payable to him under his agreement were intended to compensate him for amounts he forfeited in leaving his former employer. Our Executive Vice President and Chief Operating Officer’s employment agreement also includes amounts payable that were intended to compensate him for amounts he forfeited in leaving his former employer. These additional amounts payable to these two executives are not applicable to the other named executive officers.

The Chairman and Chief Executive Officer’s employment agreement provides for a three-year term that extends day-to-day so that there is at all times remaining a term of three years. Following a termination other than for cause or resignation for good reason, the Chairman and Chief Executive Officer would be entitled to the following benefits, payable in either (a) equal installments over three years or (b) a lump sum, as determined by the Board of Directors: (1) three times base salary and (2) three times the higher of (A) the target annual incentive or (B) the average of the actual annual incentive paid in the three prior years. In addition, he would be entitled to a one-time prorated annual incentive for the year of termination (based on our actual performance multiplied by a fraction, the numerator of which is the number of business days he was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when annual incentives, if any, are paid to other executives. He would also be entitled to receive qualified and nonqualified retirement, life insurance, medical and other benefits for three years. In addition, following a termination other than for cause or resignation for good reason (as defined in the employment agreement), he would be paid a lump sum of $800,000. If the Chairman and Chief Executive Officer were to terminate his employment for any reason on or after age 55 or die or became disabled, the lump sum of $800,000 would also be paid. Upon termination other than for cause, resignation for good reason, death, disability, or termination for any reason after reaching age 55, he would be entitled to deferred compensation payable in cash in one of the following amounts: if termination occurred (a) prior to age 55, the greater of (1) the cash equivalent of the fair market value of 86,602 shares of Common Stock on October 1, 2003 plus interest or (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; (b) on or after age 55 but prior to age 62, the greater of (1) the amount referenced in (a) on the date of termination, (2) $1.6 million, reduced by 0.333% for each month that termination occurs before reaching age 62, or (3) the fair market value of 86,602 shares of Common Stock on the date of termination; (c) on or after age 62, the greater of the amount referenced in (b) on the date of termination or $1.6 million. If he were to terminate for any other reason prior to reaching age 55, the deferred compensation amount would be forfeited.

Other named executive officers’ employment agreements have two-year terms which extend day-to-day so that there is at all times a remaining term of two years. Following termination other than for cause or resignation for good reason (as defined in the employment agreements), the other current named executive officers would be entitled to the following benefits, payable in either (a) equal installments over two years or (b) a lump sum, as determined by the Chairman and Chief Executive Officer and the Board of Directors: (1) two times base salary and (2) two times the higher of (A) the target annual incentive or (B) the average of the actual annual incentive paid in the three prior years. In addition, the other current named executive officers would be entitled to (1) a one-time prorated annual incentive for the year of termination (based on our actual performance multiplied by a fraction, the numerator of which is the number of business days the executive officer was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when annual incentives, if any, are paid to our other executives, and (2) qualified and nonqualified retirement, pension (if applicable), life insurance, medical and other benefits for the two-year period following termination.

In addition, if our Executive Vice President and Chief Operating Officer’s employment with us were to terminate for any reason on or after age 55 or if he should die or became disabled, a lump sum of $800,000 would be paid to him. If his employment were to terminate for any reason other than death or disability prior to reaching age 55, the lump sum payment of $800,000 would be forfeited.

Under all executives’ employment agreements, we are not obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan’s tax status. Continuing benefit coverage will terminate to the extent an executive is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include a noncompetition and nonsolicitation agreement that is effective during and for one year following employment. If an executive breaches any of his or her confidentiality, noncompetition or nonsolicitation agreements, the executive will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by an executive as a result of “excess parachute payments,” as defined by IRS regulations, we will pay additional amounts so that the executives would be in the same financial position as if the excise taxes were not incurred.

Named Former Executive Officers

On October 31, 2007, we completed the spin-off of our wholly owned subsidiary, Patriot Coal Corporation (“Patriot”), which was accomplished through a special dividend of all outstanding shares of Patriot to our shareholders. On that same date, Richard M. Whiting elected to resign from his position as our Executive Vice President and Chief Marketing Officer so that he could become Patriot’s President and Chief Executive Officer, and Jiri Nemec elected to resign from his position as our Group Vice President Eastern Operations so that he could become Patriot’s Senior Vice President and Chief Operating Officer.

Even though Messrs. Whiting and Nemec terminated their employment with us in October 2007, their compensation information is included in this Proxy Statement as required by SEC rules. To avoid confusion on the part of investors, we have included separate executive compensation tables for these former executive officers, which in each case immediately follow the executive compensation tables for the named executive officers who currently serve as executive officers. This is consistent with our treatment of the Patriot business as a discontinued operation for financial reporting purposes wherein Patriot’s operating results and financial condition are clearly segmented in our financial statements.

Pursuant to their termination arrangements with us, Messrs. Whiting and Nemec received special grants of restricted stock and Common Stock to compensate them for unvested stock options that were forfeited upon leaving us to join Patriot. Our 2007 compensation expense related to these awards is included in the “Stock Awards” column of the Summary Compensation Table on page 37. Messrs. Whiting and Nemec also received pro-rata annual incentive plan awards for 2007, which are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 37. Additional information regarding these termination agreements can be found under the caption “Termination Arrangements with Former Executive Officers” beginning on page 56 of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

ROBERT B. KARN III, CHAIR
WILLIAM A. COLEY
HENRY E. LENTZ
JOHN F. TURNER

SUMMARY COMPENSATION TABLES

The following table summarizes the total compensation paid to the Chairman and Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers currently employed by us for their service to us during the fiscal years ended December 31, 2007 and 2006. Long-term incentive awards to these officers include both performance units (reflected in the “Stock Award” column below) and stock options (reflected in the “Option Awards” column below). The value reflected in each of these columns is the compensation expense associated with equity awards for each executive, recognized for financial statement reporting purposes in accordance with FAS 123R.

								Change in
								Pension Value
								and Non-
								qualified
							Non-Equity	Deferred
				Stock		Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)		($)(2)(3)	($)(4)	($)(5)	($)(6)	($)

Current Officers
Gregory H. Boyce	2007	980,000	500,000	4,721,158	(7)	1,271,485	1,000,671	—	119,572	8,592,886
Chairman and Chief Executive Officer	2006	887,500	—	2,518,725	(8)	914,761	1,329,620	—	118,977	5,769,583
Richard A. Navarre(9)	2007	655,000	331,000	947,303		970,685	517,784	—	76,069	3,497,841
President and Chief Commercial Officer	2006	612,500	—	1,782,473		775,273	850,000	12,326	85,782	4,118,354
Eric Ford	2007	541,667	52,000	1,744,886	(10)	234,752	532,105	—	981,693	4,087,103
Executive Vice President and Chief Operating Officer
Sharon D. Fiehler(11)	2007	430,250	117,000	410,506		559,794	338,701	—	53,228	1,909,479
Executive Vice President and Chief Administrative Officer	2006	408,000	—	877,306		453,722	500,000	27,160	59,171	2,325,359
Roger B. Walcott, Jr.	2007	475,000	—	439,642		389,732	360,000	—	55,138	1,719,512
Executive Vice President	2006	452,500	—	844,467		291,382	500,000	10,830	58,046	2,157,225

(1)	Amounts included in this column for 2007 represent additional special annual incentive awards earned for significant accomplishments completed by us in 2007 that were not factored into the performance measures at the beginning of the year, but which will help us execute our strategic plan. These accomplishments included but were not limited to the successful spin-off of Patriot Coal Corporation, the implementation in the U.S. of a new integrated information technology system provided by SAP AG, and completion of the financial closing with the equity partners for the Prairie State Energy Campus. The material terms of these awards are described under the caption “Annual Incentive Compensation” in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

(2)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2006 and 2007 in accordance with FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(3)	The Option Awards values reported for 2006 have been restated to reflect the 2006 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R.

(4)	Amounts in this column represent awards under our annual incentive plan. The material terms of the 2007 awards are described under the caption “Annual Incentive Compensation” in the Compensation Discussion and Analysis section beginning on page 23 of this Proxy Statement.

(5)	The actual change in pension values for 2007, which resulted from an increase in the discount rate from 6.0% to 6.75%, is as follows: Mr. Navarre, ($19,313); Ms. Fiehler, ($31,790); and Mr. Walcott, ($11,830). See page 50 of this Proxy Statement for further discussion about the Pension Plan.

(6)	Amounts included in this column for 2007 are described in the All Other Compensation table on page 39 of this Proxy Statement.

(7)	The 2007 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R for outstanding phantom stock and restricted stock awards to Mr. Boyce was $2,999,242, and is included in the amount reported.

(8)	The Stock Awards value reported for 2006 for Mr. Boyce inadvertently excluded the portion of compensation expense related to restricted stock awarded to him in 2003 pursuant to the terms of his restricted stock agreement dated October 1, 2003. The 2006 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R for all outstanding restricted stock awarded to Mr. Boyce was $192,903, and is included in the amount reported for 2006.

(9)	During 2007, Mr. Navarre served as our Chief Financial Officer and Executive Vice President Corporate Development. Effective January 1, 2008, Mr. Navarre’s principal position became President and Chief Commercial Officer. He will continue to serve as Chief Financial Officer until his successor is elected.

(10)	Mr. Ford received a restricted stock award of 54,198 shares on March 6, 2007 pursuant to the terms of his employment agreement dated December 23, 2006. The 2007 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R was $1,425,191, and is included in the amount reported for 2007. The grant date fair value of this award determined under FAS 123R for financial reporting purposes is included in the Grants of Plan-Based Awards in 2007 table on page 40 of this Proxy Statement.

(11)	During 2007, Ms. Fiehler served as our Executive Vice President Human Resources and Administration. Effective January 1, 2008, Ms. Fiehler’s principal position became Executive Vice President and Chief Administrative Officer.

The following table summarizes the total compensation paid by us to two former executive officers who were no longer serving as executive officers at the end of 2007 as a result of the spin-off of our wholly-owned subsidiary Patriot Coal Corporation (“Patriot”) on October 31, 2007, which was accomplished through a special dividend of all outstanding shares of Patriot to our shareholders. On that same date, Richard M. Whiting elected to resign from his position as our Executive Vice President and Chief Marketing Officer so that he could become Patriot’s President and Chief Executive Officer, and Jiri Nemec elected to resign from his position as our Group Vice President — Eastern Operations so that he could become Patriot’s Senior Vice President and Chief Operating Officer. Their compensation information for their service to us is included in this Proxy Statement as required by SEC rules.

							Change in
							Pension Value
							and Non-
							qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)(2)	($)(3)	($)(4)	($)(5)	($)

Former Officers
Richard M. Whiting	2007	473,875	—	3,918,212 (6)	1,561,226	422,193	—	90,875	6,466,381
Former Executive Vice President and Chief Marketing Officer	2006	540,750	—	1,334,488	629,443	700,000	137,567	67,879	3,410,127
Jiri Nemec	2007	291,500	—	1,930,347 (7)	3,165,856	168,494	—	51,423	5,607,620
Former Group Vice President Eastern Operations

(1)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2006 and 2007 in accordance with FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(2)	The Option Awards values reported for 2006 have been restated to reflect the 2006 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R.

(3)	Amounts in this column represent awards under our annual incentive plan. The material terms of the 2007 awards are described under the caption “Annual Incentive Compensation” in the Compensation Discussion and Analysis section beginning on page 23 of this Proxy Statement.

(4)	The actual change in pension values for 2007, which resulted from an increase in the discount rate from 6.0% to 6.75%, is as follows: Mr. Whiting, ($79,352); and Mr. Nemec, ($16,939). For Mr. Whiting only, the change in pension value was also attributable to additional credited service under the plan. In accordance with the terms of the phase-out of the pension plan, Mr. Whiting continued to accrue credited service under the plan at the rate of 50% for each year of actual service; his service accrual under the plan ended October 31, 2007. See page 50 of this Proxy Statement for further discussion about the Pension Plan.

(5)	Amounts included in this column for 2007 are described in the All Other Compensation table on page 40 of this Proxy Statement.

(6)	Mr. Whiting received restricted stock awards of 38,583 shares on October 12, 2007 and 9,449 shares on October 30, 2007 pursuant to the terms of his transition letter agreement dated May 4, 2007, in recognition of the conversion of stock option awards granted to him in 2006 and 2007 to equivalent restricted shares, that vested upon the completion of the spin-off of Patriot on October 31, 2007. Mr. Whiting also received an unrestricted stock award of 44,155 shares on November 1, 2007 pursuant to the terms of his transition letter agreement dated May 4, 2007, in recognition of stock option awards granted prior to 2006 and scheduled to vest after January 3, 2008, that were accelerated upon the completion of the spin-off of Patriot on October 31, 2007. These awards were made in order to compensate Mr. Whiting for the value of unvested stock options that were forfeited upon termination of his employment with us. Our 2007 compensation expense recognized for financial statement reporting purposes for these awards in accordance with FAS 123R was $2,524,092, and is included in the amount reported. The stock award value also includes an additional compensation expense recognized for financial statement reporting purposes for 2007 in accordance with FAS 123R, due to the accelerated vesting of performance unit awards granted to Mr. Whiting in 2006 and 2007, pursuant to the terms of his transition letter agreement dated May 4, 2007.

(7)	Mr. Nemec received restricted stock awards of 17,864 shares on October 12, 2007 and 4,462 shares on October 30, 2007 pursuant to the terms of his transition letter agreement dated May 4, 2007, in recognition of the conversion of stock option awards granted to him in 2006 and 2007 to equivalent restricted shares, that vested upon the completion of the spin-off of Patriot on October 31, 2007. Mr. Nemec also received an unrestricted stock award of 69,042 shares on November 1, 2007 pursuant to the terms of his transition letter agreement dated May 4, 2007, in recognition of stock option awards granted prior to 2006 and scheduled to vest after January 3, 2008, that were accelerated upon the completion of the spin-off of Patriot on October 31, 2007. These awards were made in order to compensate Mr. Nemec for the value of unvested stock options that were forfeited upon termination of his employment with us. Our 2007 compensation expense recognized for financial statement reporting purposes for these awards in accordance with FAS 123R was $1,228,185, and is included in the amount reported. The stock award value also includes an additional compensation expense recognized for financial statement reporting purposes for 2007 in accordance with FAS 123R, due to the accelerated vesting of performance unit awards granted to Mr. Nemec in 2006 and 2007, pursuant to the terms of his transition letter agreement dated May 4, 2007.

All Other Compensation

The following table sets forth detail of the amounts reported in the All Other Compensation column of the Summary Compensation Table for named executive officers who currently serve as executive officers.

			Annual 401(k)	Employment
			Matching and	Agreement
		Group Term	Performance	Lump Sum
		Life Insurance	Contributions	Opportunity		Perquisites	Total
Name	Year	($)	($)	($)(1)	Tax Gross-Ups(2)	($)(3)	($)

Current Officers
Gregory H. Boyce	2007	1,656	106,300		5,047	6,569	119,572
	2006	1,656	100,750		2,019	14,552	118,977 (4)
Richard A. Navarre	2007	810	70,550		2,046	2,663	76,069
	2006	810	68,000		3,435	13,537	85,782
Eric Ford(5)	2007	1,035	30,875	800,000	40,182	109,601	181,693
Sharon D. Fiehler	2007	1,050	46,967		2,264	2,947	53,228
	2006	988	45,280		1,967	10,936	59,171
Roger B. Walcott, Jr.	2007	1,173	51,500		1,071	1,394	55,138
	2006	1,111	50,150		3,181	3,604	58,046

(1)	The amount reported for Mr. Ford is discussed in the Employment Agreement section on pages 32 and 33 of this Proxy Statement. This lump sum opportunity was intended to compensate him for amounts he forfeited in leaving his former employer. If Mr. Ford were to terminate his employment with us for any reason on or after age 55 or if he should die or become disabled, the lump sum opportunity amount reported would be paid to him. If his employment with us were to terminate for any other reason other than death or disability prior to reaching age 55, the lump sum opportunity would be forfeited.

(2)	Represents, for all named executive officers except Mr. Ford, the taxes due for use of corporate aircraft (as defined and calculated in accordance with Internal Revenue Service guidelines), and reimbursed by us when a spouse/guest accompanied the officer on corporate aircraft for Company business purposes. The tax gross-up amount shown for Mr. Ford reflects the tax-gross up for relocation expenses incurred in 2007.

(3)	Represents, for all named executive officers except Mr. Ford, the aggregate incremental cost to us of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse/guest accompanied the officer on corporate aircraft for select Company business purposes. We do not permit our corporate aircraft to be used for personal purposes.

(4)	Total 2006 Other Compensation for Mr. Boyce previously included dividends paid on restricted stock; however those dividends were previously factored into the original grant date fair value of the award and have subsequently been removed from the 2006 Other Compensation total.

(5)	For Mr. Ford total perquisites includes the cost of relocation, $82,341; temporary housing, $14,760; and additional personal leave, $12,500 pursuant to the terms of his offer of employment with us. Mr. Ford did not have a spouse/guest accompany him on our corporate aircraft during 2007.

The following table sets forth detail of the amounts reported in the All Other Compensation column of the Summary Compensation Table for named executive officers who no longer serve as executive officers.

			Annual 401(k)		Dividends Not
			Matching and		Factored in
		Group Term	Performance		Grant Date Fair
		Life Insurance	Contributions		Value of Equity	Perquisites	Total
Name	Year	($)	($)	Tax Gross-Ups(1)	Awards(2)	($)(3)	($)

Former Officers
Richard M. Whiting	2007	1,035	56,008	536	32,599	697	90,875
	2006	1,242	60,045	2,728	—	3,864	67,879
Jiri Nemec	2007	690	34,489	369	15,394	481	51,423

(1)	Represents the taxes due for use of corporate aircraft (as defined and calculated in accordance with Internal Revenue Service guidelines), and reimbursed by us when a spouse/guest accompanied the officer on corporate aircraft for Company business purposes.

(2)	Represents cash payments made to each of Mr. Whiting and Mr. Nemec having a value equal to the special dividend of Patriot shares that would have been paid on each of their restricted stock awards dated October 30, 2007 had such awards been outstanding on the record date for the special dividend.

(3)	Represents the aggregate incremental cost to us of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse/guest accompanied the officer on corporate aircraft for select Company business purposes. We do not permit our corporate aircraft to be used for personal purposes.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2007 to named executive officers who currently serve as executive officers.

									All Other	All Other
									Stock	Option
									Awards:	Awards:
			Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of	Exercise of	Total Grant
			Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Securities	Base Price	Date Fair
			Plan Awards			Awards (1)(2)			Stock or	Underlying	or Option	Value: All
		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(2)(3)	($/Sh)(2)	($)(4)

Current Officers
Gregory H. Boyce			495,000	990,000	1,980,000
	1/3/2007	12/5/2006				25,087	50,174	100,348				2,123,865
	1/3/2007	12/5/2006								120,314	34.96	1,768,836
Richard A. Navarre			266,000	532,000	997,500
	1/3/2007	12/4/2006				11,790	23,579	47,158				998,099
	1/3/2007	12/4/2006								56,540	34.96	831,230
Eric Ford			260,000	520,000	975,000
	1/3/2007	12/4/2006				12,261	24,522	49,044				1,038,016
	03/06/07	12/19/2006							54,198(5)			2,091,501
	03/06/07	12/19/2006								57,658	35.65	858,690
Sharon D. Fiehler			174,000	348,000	652,500
	1/3/2007	12/4/2006				6,278	12,556	25,112				531,495
	1/3/2007	12/4/2006								30,107	34.96	442,615
Roger B. Walcott, Jr.			192,000	384,000	720,000
	1/3/2007	12/4/2006				6,942	13,883	27,766				587,667
	1/3/2007	12/4/2006								33,290	34.96	489,421

(1)	Performance unit awards are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above. Performance unit awards granted in 2007 will be earned based on achievement of performance objectives for the period January 3, 2007 to December 31, 2009. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement.

(2)	The numbers of shares/units and exercise prices have been adjusted to reflect the spin-off of Patriot on October 31, 2007. The exercise price for all options is equal to the closing market price per share of our Common Stock on the date of grant, and is adjusted for the spin-off of Patriot on October 31, 2007.

(3)	Stock option awards granted in 2007 are included in the “All Other Option Awards” column above. The options vest in three equal annual installments beginning on the first anniversary of the date of grant. The material terms of these awards, including payout formulas, are described under the caption “Stock Options” in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement.

(4)	The value of stock awards, option awards and performance unit awards is the grant date fair value determined under FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(5)	The restricted stock award was granted to Mr. Ford on March 6, 2007 pursuant to the terms of his offer of employment with us.

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2007 to named executive officers who no longer serve as executive officers.

										All
										Other	All Other		Total
										Stock	Option		Grant
										Awards:	Awards:	Exercise	Date
							Estimated Future Payouts			Number of	Number of	of Base	Fair
				Estimated Possible Payouts			Under Equity Incentive Plan			Shares of	Securities	Price or	Value:
				Under Non-Equity Incentive Plan Awards			Awards(1)(2)			Stock or	Underlying	Option	All
	Grant		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date		Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	($/Sh)(4)	($)(5)

Former Officers
Richard M. Whiting
				191,232	382,464	717,120
	Grants Made in Connection with Annual Long-Term Incentive Plan
	1/3/2007		12/4/2006				10,204	20,408	40,816				863,871
	1/3/2007		12/4/2006								45,206	37.84	719,458
	Grants Made in Connection with Patriot Spin-Off
	10/12/2007	(6)	10/9/2007							38,583			1,976,221
	10/30/2007	(6)	10/9/2007							9,449			526,687
	11/1/2007	(7)	3/13/2007							44,155			2,273,983
Jiri Nemec				117,528	235,056	440,730
	Grants Made in Connection with Annual Long-Term Incentive Plan
	1/3/2007		12/4/2006				5,131	10,262	20,524				434,390
	1/3/2007		12/4/2006								22,730	37.84	361,750
	Grants Made in Connection with Patriot Spin-Off
	10/12/2007	(6)	10/9/2007							17,864			914,994
	10/30/2007	(6)	10/9/2007							4,462			248,712
	11/1/2007	(7)	3/13/2007							69,042			3,555,663

(1)	Performance unit awards are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above. Vesting of performance unit awards granted to Messrs. Whiting and Nemec in 2007 accelerated on December 31, 2007 and the units were earned based on achievement of performance objectives for the period January 3, 2007 to December 31, 2007, pursuant to the terms of their transition letter agreements dated May 4, 2007. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement.

(2)	The numbers of shares/units have been adjusted to reflect the spin-off of Patriot on October 31, 2007.

(3)	Stock option awards granted in 2007 are included in the “All Other Option Awards” column above. The material terms of these awards, including payout formulas, are described under the caption “Stock Options” in the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement. The options were scheduled to vest in three equal annual installments beginning on the first anniversary of the date of grant; however, pursuant to the terms of their transition letter agreements dated May 4, 2007 the options granted in 2007 to Messrs. Whiting and Nemec were cancelled and converted to equivalent restricted shares, which were granted to them on October 12, 2007 and October 30, 2007. The restricted stock grants and the lifting of the restrictions on the grants were contingent upon the successful completion of the spin-off of Patriot.

(4)	The exercise price for all options is equal to the closing market price per share of our Common Stock on the date of grant. The exercise price has not been adjusted for the spin-off of Patriot on October 31, 2007, as options granted in 2007 to Messrs. Whiting and Nemec were no longer outstanding at the time of spin-off.

(5)	The value of stock awards, option awards and performance unit awards is the grant date fair value determined under FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(6)	The restricted stock awards were granted to Messrs. Whiting and Nemec on October 12, 2007 and October 30, 2007 pursuant to the terms of their transition letter agreements dated May 4, 2007, in recognition of the conversion of stock option awards granted in 2006 and 2007 to equivalent restricted shares that vested upon the completion of the spin-off of Patriot on October 31, 2007.

(7)	The unrestricted stock awards were granted to Messrs. Whiting and Nemec on November 1, 2007 pursuant to the terms of their transition letter agreements dated May 4, 2007, in recognition of stock option awards granted prior to 2006 that were scheduled to vest after January 3, 2008. These previously granted stock options were accelerated upon the completion of the spin-off of Patriot on October 31, 2007 and paid out in the form of unrestricted Common Stock.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

The following tables set forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2007. We caution that the amount ultimately realized from the outstanding equity awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises and sales. In the case of equity incentive awards, the amount ultimately realized will also likely vary with our stock performance relative to an Industry Peer Group, the S&P MidCap 400 Index, and the S&P 500 Index, and the Company’s EBITDA Return on Invested Capital.

A portion of the outstanding equity awards for Messrs. Navarre and Walcott and Ms. Fiehler is attributable to stock options granted to them prior to our May 2001 initial public offering (“IPO”). These options were granted in connection with a leveraged buyout transaction or “LBO” involving Peabody Energy’s acquisition of Peabody Holding Company. The size and terms of the pre-IPO stock options or “LBO grants” were determined according to standard practices at that time for private companies. The LBO grants, a portion of which remain unexercised, were designed to be competitive in the industry marketplace for top executives, to compensate the management group on a basis commensurate with the risks associated with a highly leveraged transaction, to reward performance and to align their interests with our owners. A portion of the LBO grants vested in November 2007 and will expire in May 2008. The remaining outstanding LBO grants vest in July 2010 and expire in January 2011.

All unexercisable options and unvested shares or units of stock reflected in the table below are subject to forfeiture if the holder terminates employment without good reason (as defined in the holder’s employment agreement).

Outstanding Equity Awards of Named Current Executive Officers at 2007 Fiscal Year End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
										Number of	Value of
										Unearned	Unearned
										Shares,	Shares,
	Number of		Number of							Units or	Units or
	Securities		Securities						Market Value	Other	Other
	Underlying		Underlying				Number of		of Shares or	Rights	Rights
	Unexercised		Unexercised		Option		Shares or Units		Units of Stock	That	That
	Options		Options		Exercise	Option	of Stock That		That Have Not	Have Not	Have Not
	(#)(1)		(#)(1)		Price	Expiration	Have Not Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)(1)	Date	(#)(1)		($)(2)	(#)(1)(3)	($)(4)

Current Officers
Gregory H. Boyce										38,426	2,368,579
										50,174	3,092,725
							86,602	(5)	5,338,147
							40,000	(6)	2,465,600
							60,000	(6)	3,698,400
	Post-IPO Grants
	433,010	(7)			9.0067	10/1/2013
	100,641	(8)			9.6880	1/2/2014
	37,499	(9)	18,749	(9)	17.8541	1/3/2015
	18,334	(10)	9,167	(10)	21.6646	3/1/2015
	30,578	(11)	61,156	(11)	39.8143	1/3/2016
			120,314	(12)	34.9553	1/3/2017
Total	620,062		209,386				186,602		11,502,147	88,600	5,461,304
Richard A. Navarre										39,924	2,460,915
										23,579	1,453,410
	LBO Grants
			102,394	(13)	3.3001	1/1/2011
	Post-IPO Grants
	7,382	(14)			11.2907	6/15/2014
			14,003	(9)	17.8541	1/3/2015
	3,898	(15)	3,898	(15)	21.9163	4/1/2015
			49,141	(16)	39.8143	1/3/2016
	15,885	(11)	31,768	(11)	39.8143	1/3/2016
			56,540	(12)	34.9553	1/3/2017
Total	27,165		257,744							63,503	3,914,325
Eric Ford										24,522	1,511,536
							30,132	(17)	1,857,336
							6,000	(18)	369,840
	Post-IPO Grants
			57,658	(19)	35.6481	3/6/2017
Total			57,658				36,132		2,227,176	24,522	1,511,536
Sharon D. Fiehler										26,615	1,640,549
										12,556	773,952
	LBO Grants
			90,595	(13)	3.3001	1/1/2011
	Post-IPO Grants
			6,348	(9)	17.8541	1/3/2015
			39,313	(16)	39.8143	1/3/2016
	8,472	(11)	16,944	(11)	39.8143	1/3/2016
			30,107	(12)	34.9553	1/3/2017
Total	8,472		183,307							39,171	2,414,501

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
									Unearned	Unearne d
									Shares,	Shares,
	Number of		Number of						Units or	Units or
	Securities		Securities					Market Value	Other	Other
	Underlying		Underlying				Number of	of Shares or	Rights	Rights
	Unexercised		Unexercised		Option		Shares or Units	Units of Stock	That	That
	Options		Options		Exercise	Option	of Stock That	That Have Not	Have Not	Have Not
	(#)(1)		(#)(1)		Price	Expiration	Have Not Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)(1)	Date	(#)(1)	($)(2)	(#)(1)(3)	($)(4)

Roger B. Walcott, Jr.									9,315	574,177
									13,883	855,748
	LBO Grants
	180,379	(20)			3.3001	5/19/2008
			47,178	(13)	3.3001	1/1/2011
	Post-IPO Grants
			8,141	(9)	17.8541	1/3/2015
	7,413	(11)	14,825	(11)	39.8143	1/3/2016
			33,290	(12)	34.9553	1/3/2017
Total	187,792		103,434						23,198	1,429,925

(1)	The numbers of options/shares/units and exercise price of all options have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2007, $61.64 per share.

(3)	The number of performance units disclosed is based on the assumption that target performance goals will be achieved.

(4)	The payout value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2007, $61.64 per share, and the assumption that target performance goals will be achieved.

(5)	The phantom units were granted pursuant to Mr. Boyce’s employment agreement, and vest on October 14, 2009.

(6)	The restricted shares were granted pursuant to Mr. Boyce’s employment agreement, and vest on January 1, 2011.

(7)	The options were granted on October 1, 2003 and were fully vested on the date of grant.

(8)	The options were granted on January 2, 2004 and vested in three equal annual installments beginning January 2, 2005.

(9)	The options were granted on January 3, 2005 and vested in three equal annual installments beginning January 3, 2006.

(10)	The options were granted on March 1, 2005 and vest in three equal annual installments beginning March 1, 2006.

(11)	The options were granted on January 3, 2006 and vest in three equal annual installments beginning January 3, 2007.

(12)	The options were granted on January 3, 2007 and vest in three equal annual installments beginning January 3, 2008.

(13)	The options were granted on January 1, 2001 and vest on July 1, 2010.

(14)	The options were granted on June 15, 2004 and vested in three equal annual installments beginning June 15, 2005.

(15)	The options were granted on April 1, 2005 and vest in three equal annual installments beginning April 1, 2006.

(16)	The options were granted on January 3, 2006 and vest on January 3, 2009.

(17)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement, and vest in three equal installments on October 1, 2007, April 1, 2008 and April 1, 2009.

(18)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement, and vest in three equal installments on March 6, 2007, March 6, 2010 and March 6, 2013.

(19)	The options were granted on March 6, 2007 and vest in three equal annual installments beginning March 6, 2008.

(20)	The options were granted on May 19, 1998 and vested on November 19, 2007.

Outstanding Equity Awards of Named Former Executive Officers at 2007 Fiscal Year End

	Option Awards						Stock Awards
Equity
Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market
									Awards:	or Payout
									Number of	Value of
								Market	Unearned	Unearned
							Number of	Value of	Shares,	Shares,
							Shares	Shares or	Units or	Units or
	Number of		Number of				or Units	Units of	Other	Other
	Securities		Securities				of Stock	Stock	Rights	Rights
	Underlying		Underlying				That	That	That	That
	Unexercised		Unexercised		Option		Have	Have	Have	Have
	Options		Options		Exercise	Option	Not	Not	Not	Not
	(#)(1)		(#)(1)		Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)(1)	Date	(#)	($)	(#)	($)

Former Officers
Richard M. Whiting			LBO Grants
	50	(2)			3.3001	5/19/2008
Post-IPO Grants
			9,569	(3)	17.8541	7/3/2008
Total	50		9,569

Jiri Nemec			Post-IPO Grants
			3,326	(3)	17.8541	7/3/2008
	1,221	(4)			28.1795	7/3/2008
Total	1,221		3,326

(1)	The number and exercise price of all options have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot on October 31, 2007.

(2)	The options were granted on May 19, 1998 and vested on November 19, 2007.

(3)	The options were granted on January 3, 2005 and vested in three equal annual installments beginning January 3, 2006.

(4)	The options were granted on July 20, 2005 and vest in three equal annual installments beginning July 20, 2006.

OPTIONS EXERCISED AND STOCK VESTED IN 2007

The following table sets forth detail about stock option exercises during 2007 and stock awards that vested during 2007 for each of the named executive officers who currently serve as executive officers. The options in this table were granted in 1998 and between October 2003 and July 2005. The stock awards are comprised of performance unit awards granted in 2005 and restricted stock awards granted in 2007.

	Option Awards		Stock Awards	Stock Awards
			Number of	Number of
	Number of		Shares Acquired	Shares Acquired
	Shares		on Vesting of	on Vesting of
	Acquired on	Value Realized	Performance	Restricted	Value Realized
	Exercise	on Exercise	Units	Shares	on Vesting
Name	(#)(1)	($)(2)	(#)(1)(3)	(#)(4)	($)(3)(5)

Current Officers
Gregory H. Boyce	343,456	15,649,174	78,593	—	4,339,932
Richard A. Navarre	351,762	17,091,128	43,938	—	2,426,264
Eric Ford	—	—	—	18,066	846,170
Sharon D. Fiehler	227,027	11,569,183	14,849	—	819,943
Roger B. Walcott, Jr.	264,675	12,441,014	19,038	—	1,051,287

(1)	Numbers have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006. Any options exercised after the spin-off of Patriot on October 31, 2007 have also been adjusted for the spin-off.

(2)	The value realized was calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the applicable exercise price.

(3)	Represents the number of shares of Common Stock delivered in February 2008 in connection with the payout of the performance unit awards granted in 2005.

(4)	Represents the number of shares of Common Stock delivered in connection with restrictions lifting from restricted stock grants that vested during 2007.

(5)	A detailed explanation of the value realized due to the payout of performance unit awards granted in 2005 is included in the Peabody Relative Performance for Performance Period Ending December 31, 2007 and Resulting Performance Unit Awards to Named Current Executive Officers table beginning on page 48 of this Proxy Statement.

The following table sets forth detail about stock option exercises during 2007 and stock awards that vested during 2007 for each of the executive officers who no longer serves as an executive officer. The options in this table were granted in 1998 and between January 2004 and July 2005. The stock awards are comprised of performance unit awards granted in 2005, 2006 and 2007, and restricted and unrestricted stock awards granted in 2007.

	Option Awards		Stock Awards
			Number of	Number of
			Shares	Shares
	Number of		Acquired on	Acquired on
	Shares		Vesting of	Vesting of
	Acquired on	Value Realized	Performance	Restricted	Value Realized
	Exercise	on Exercise	Units	Shares	on Vesting
Name	(#)(1)	($)(2)	(#)(1)(3)	(#)(4)	($)(5)

Former Officers
Richard M. Whiting	Pre-Termination Option Exercises & Stock Vested
	24,730	950,219	22,380	48,032	3,696,000
Post-Termination Option Exercises & Stock Vested
	423,897	21,044,249	74,383	44,155	6,381,409
Jiri Nemec	Pre-Termination Option Exercises & Stock Vested
	10,315	374,884	13,102	22,326	1,867,006
Post-Termination Option Exercises & Stock Vested
	61,808	2,959,892	35,154	69,042	5,496,839

(1)	Numbers have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006. Any options exercised after the spin-off of Patriot on October 31, 2007 have also been adjusted for the spin-off.

(2)	The value realized was calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the applicable exercise price.

(3)	The pre-termination value represents the number of shares of Common Stock delivered in February 2008 in connection with the payout of the performance unit awards granted in 2005; and the post-termination value represents the number of shares of Common Stock delivered in February 2008 in connection with the payout of the performance unit awards granted to Messrs. Whiting and Nemec in 2006 and 2007 for which vesting accelerated on December 31, 2007 in connection with the completion of the spin-off of Patriot on October 31, 2007.

(4)	The pre-termination value represents the number of shares of Common Stock delivered in connection with restrictions lifting from restricted stock grants made to Messrs. Whiting and Nemec on October 12, 2007 and October 30, 2007, in connection with the completion of the spin-off of Patriot on October 31, 2007. The post-termination value represents the number of shares of Common Stock delivered in the form of unrestricted stock grants made to Messrs. Whiting and Nemec on November 1, 2007, in connection with the completion of the spin-off of Patriot on October 31, 2007.

(5)	A detailed explanation of the value realized due to the payout of performance unit awards granted in 2005, 2006 and 2007 is included in the Peabody Relative Performance for Performance Period Ending December 31, 2007 and Resulting Performance Unit Awards to Named Former Executive Officers table on page 49 of this Proxy Statement.

Performance Unit Program

In February 2008, the named executive officers received payouts under the terms of performance unit awards granted in 2005 that vested on December 31, 2007 (described under “Performance Units” in the Compensation Discussion and Analysis on page [  ] of this Proxy Statement). The value realized is shown in the “Stock Awards” column in the above tables. These payouts were consistent with our stated

executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on our TSR over the three-year performance period beginning January 3, 2005 and ending December 31, 2007, relative to the TSR of an industry comparator group and the S&P MidCap 400 Index, and our EBITDA Return on Invested Capital over the same period.

Over the three-year performance period, our market capitalization tripled to $16.6 billion. Our TSR of 227% was the second highest in the industry comparator group and at the 96th percentile of the S&P MidCap 400 Index. The named executive officers were instrumental in leading us through this period of growth and safety improvement that resulted in a 63% increase in revenues, a 225% increase in stock price and the three safest years in our history.

Also in February 2008, Messrs. Whiting and Nemec received payouts under the terms of performance units awards granted in 2006 and 2007 for which vesting accelerated on December 31, 2007 pursuant to the terms of their transition letter agreements dated May 4, 2007. The value realized is shown in the post-termination section of the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on our TSR and our EBITDA Return on Invested Capital over the two-year and one-year performance periods beginning January 3, 2006 and January 3, 2007, respectively, and both ending December 31, 2007. Our TSR over the two-year period was measured relative to the TSR of an industry comparator group and the S&P MidCap 400 Index, and our TSR over the one-year period was measured relative to the TSR of an industry comparator group and the S&P 500 Index

The following tables set forth additional details regarding performance unit payouts earned by each of the named executive officers in 2007. The payouts to the named executive officers who currently serve as executive officers relate to performance units granted in 2005 and reflect our performance and stock price appreciation during the ensuing three-year performance period. The payouts to Messrs. Whiting and Nemec relate to performance units granted in 2005, 2006, and 2007 and reflect our performance and stock price appreciation during the ensuing three-year, two-year and one-year performance periods, respectively.

Peabody Relative Performance for Performance Period Ending December 31, 2007 and
Resulting Performance Unit Award Payouts to Named Current Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2007 to the performance of a peer group of four publicly-traded mining companies and to the performance of the S&P MidCap 400 Index Based on our relative performance, the named executive officers who currently serve as executive officers earned the following awards under the program:

				Peabody
		Peabody		Percentile
		Percentile		Ranking
		Ranking		Among		Percent of
		Among Peer	Peabody	Index	Peabody	Award
		Companies -	Ranking	Companies -	Ranking	Earned for	Total	Target	Actual	Actual
		Total	Among	Total	Among	EBITDA	Payout	Award	Award	Award
	Performance	Shareholder	Peer	Shareholder	Index	ROIC	as a % of	Units	Value	Shares
Name	Period	Return	Companies	Return(1)	Companies(1)	Targets	Target	(#)(2)	($)(3)	(#)(4)

Current Officers
Gregory H. Boyce	2005 - 2007	93.5%	2	96.2%	16 of 392	96.3%	148%	49,394	4,339,932	78,593
Richard A. Navarre	2005 - 2007	93.5%	2	96.2%	16 of 392	96.3%	148%	27,614	2,426,264	43,938
Eric Ford	2005 - 2007	93.5%	2	96.2%	16 of 392	96.3%	148%	—	—	—
Sharon D. Fiehler	2005 - 2007	93.5%	2	96.2%	16 of 392	96.3%	148%	9,332	819,943	14,849
Roger B. Walcott, Jr.	2005 - 2007	93.5%	2	96.2%	16 of 392	96.3%	148%	11,965	1,051,287	19,038

(1)	The index is designed to track the performance of companies included in the S&P MidCap 400.

(2)	Number of shares has been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006, and to reflect the spin-off of Patriot on October 31, 2007.

(3)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2007 ($59.31).

(4)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, February 4, 2008 ($55.22).

Peabody Relative Performance for Performance Period Ending December 31, 2007 and
Resulting Performance Unit Award Payouts to Named Former Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2007 to the performance of a peer group of four publicly-traded mining companies and to the performance of the S&P MidCap 400 Index; for the two-year period ended December 31, 2007 to the performance of a peer group of eight publicly-traded mining companies and to the performance of the S&P MidCap 400 Index; and for the one-year period ended December 31, 2007 to the performance of a peer group of eight publicly-traded mining companies and to the performance of the S&P 500 Index. Based on our relative performance, the named executive officers who no longer serve as executive officers earned the following awards under the program:

		Peabody		Peabody
		Percentile		Percentile
		Ranking		Ranking			Percent of
		Among Peer		Among Index		Peabody	Award
		Companies -	Peabody	Companies -		Ranking	Earned for	Total	Target	Actual	Actual
		Total	Ranking	Total		Among	EBITDA	Payout	Award	Award	Award
	Performance	Shareholder	Among Peer	Shareholder		Index	ROIC	as a % of	Units	Value	Shares
Name	Period	Return	Companies	Return		Companies	Targets	Target	(#)(1)	($)(2)	(#)(1)(3)

Former Officers
Richard M. Whiting	2005-2007	93.5%	2	96.2	%(4)	16 of 392(4)	96.3%	148%	14,065	1,235,801	22,380
	2006-2008	83.9%	3	77.8	%(4)	86 of 383(4)	0.0%	100%	34,598	2,051,935	37,159
	2007-2009	71.9%	3	93.6	%(5)	33 of 496(5)	159.1%	170%	20,408	2,055,492	37,224
Jiri Nemec	2005-2007	93.5%	2	96.2	%(4)	16 of 392(4)	96.3%	148%	8,234	723,468	13,102
	2006-2008	83.9%	3	77.8	%(4)	86 of 383(4)	0.0%	100%	15,303	907,589	16,436
	2007-2009	71.9%	3	93.6	%(5)	33 of 496(5)	159.1%	170%	10,262	1,033,588	18,718

(1)	Number of shares has been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006, and to reflect the spin-off of Patriot on October 31, 2007.

(2)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2007 ($59.31).

(3)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, February 4, 2008 ($55.22).

(4)	The index is designed to track the performance of companies included in the S&P MidCap 400.

(5)	The index is designed to track the performance of companies included in the S&P 500.

PENSION BENEFITS IN 2007

Our Salaried Employees Retirement Plan, or pension plan, is a “defined benefit” plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

An individual’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of the employee at December 31, 2000: (1) employees age 50 or older continue to accrue service at 100%; (2) employees between the ages of 45 and 49 or under age 45 with 20 years or more of service continue to accrue service at the rate of 50% for each year of service worked after December 31, 2000; and (3) employees under age 45 with less than 20 years of service have had their pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

Listed below is the estimated present value of the current accumulated pension benefit as of December 31, 207 for the named executive officers who currently serve as executive officers. The estimated present value was determined assuming the officer retires at age 62, the normal retirement age under the plan, using a discount rate of 6.75% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2007 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 15 to our consolidated financial statements included in our 2007 Annual Report. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the officers, which will be known only at the time they become eligible for payment.

			Present Value of
		Number of Years	Accumulated	Payments in
		Credited Service	Benefit	2007
Name	Plan Name	(#)(1)	($)	($)

Current Officers
Gregory H. Boyce(2)	Salaried Employees	—	—	—
	Retirement Plan
Richard A. Navarre(3)	Salaried Employees	8.8	167,247	—
	Retirement Plan
Eric Ford(2)	Salaried Employees	—	—	—
	Retirement Plan
Sharon D. Fiehler(3)	Salaried Employees	20.8	394,284	—
	Retirement Plan
Roger B. Walcott, Jr.(3)	Salaried Employees	3.6	143,306	—
	Retirement Plan

(1)	Due to the phase-out of our pension plan as described above, years of credited service may be less than years of actual service. Actual years of service for the officers eligible to participate in the pension plan are as follows: Mr. Navarre: 14.76; Ms. Fiehler: 26.79; and Mr. Walcott: 9.59.

(2)	Mr. Boyce and Mr. Ford are not eligible to receive benefits under our pension plan because their employment with us began after the phase-out of the plan.

(3)	Under the terms of the phase-out, Mr. Navarre’s, Ms. Fiehler’s and Mr. Walcott’s pension benefits were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

Listed below is the estimated present value of the current accumulated pension benefit as of December 31, 2007 for the named executive officers who no longer serve as executive officers. The estimated present value was determined assuming the officer retires at age 62, the normal retirement age under the plan, using a discount rate of 6.75% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2007 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 15 to our consolidated financial statements included in our 2007 Annual Report. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the officers, which will be known only at the time they become eligible for payment.

			Present Value of
		Number of Years	Accumulated	Payments in
		Credited Service	Benefit	2007
Name	Plan Name	(#)(1)	($)	($)

Former Officers
Richard M. Whiting(2)	Salaried Employees	27.4	1,475,893	—
	Retirement Plan
Jiri Nemec(3)	Salaried Employees	14.7	204,260	—
	Retirement Plan

(1)	Due to the phase-out of our pension plan as described above, years of credited service may be less than years of actual service. Actual years of service are as follows: Mr. Whiting: 31.4; and Mr. Nemec 21.5.

(2)	Under the terms of the phase-out, Mr. Whiting accrues credited service at the rate of 50% for each year of actual service after December 31, 2000.

(3)	Under the terms of the phase-out Mr. Nemec’s pension benefits were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

NONQUALIFIED DEFERRED COMPENSATION IN 2007

The following table sets forth detail about the nonqualified deferred compensation accounts for 2007 of the named executive officers who currently serve as executive officers.

						Aggregate
		Executive	Company	Aggregate	Aggregate	Balance as of
		Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
		2007	2007	2007	Distributions	2007
Name	Plan Name	($)	($)(1)	($)	($)	($)

	Excess Defined Contribution
Gregory H. Boyce	Retirement Plan	53,101	45,301	17,557	—	478,740

	Excess Defined Contribution
	Retirement Plan — Performance	—	36,500	—	—
	Contribution

	Employment
	Agreement(2)	—	—	—	—	800,000

Richard A. Navarre	Excess Defined Contribution Retirement Plan	30,100	25,800	24,272	—	404,958

	Excess Defined Contribution
	Retirement Plan — Performance	—	20,250	—	—
	Contribution

	Excess Defined Contribution
Eric Ford	Retirement Plan	19,562	19,000	144	—	38,705

	Excess Defined Contribution
	Retirement Plan — Performance	—	—	—	—
	Contribution

	Employment
	Agreement(2)	—	800,000	—	—	800,000

Sharon D. Fiehler	Excess Defined Contribution Retirement Plan	20,466	12,315	8,873	—	213,312

	Excess Defined Contribution
	Retirement Plan — Performance	—	9,800	—	—
	Contribution

Roger B. Walcott, Jr.	Excess Defined Contribution Retirement Plan	15,100	15,000	35,842	—	446,811

	Excess Defined Contribution
	Retirement Plan — Performance	—	12,000	—	—
	Contribution

(1)	The amount reported for the Performance Contribution to the Excess Defined Contribution Retirement Plan is also included in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table on page 39 of this Proxy Statement.

(2)	The amounts reported for Messrs. Boyce and Ford are discussed in the Employment Agreements section on page 33 of this Proxy Statement. The amount reported for Mr. Ford is also included in the All Other Compensation table on page 39 of this Proxy Statement.

The following table sets forth detail about the nonqualified deferred compensation accounts for 2007 of the named executive officers who no longer serve as executive officers.

						Aggregate
		Executive	Company	Aggregate	Aggregate	Balance as of
		Contributions in	Contributions in	Earnings in	Withdrawals /	December 31,
		2007	2007	2007	Distributions	2007
Name	Plan Name	($)	($)(1)	($)	($)	($)

	Excess Defined Contribution
Richard M. Whiting	Retirement Plan	17,510	14,933	44,314	—	602,542
	Excess Defined Contribution
	Retirement Plan — Performance	—	16,575	—	—
	Contribution
	Excess Defined Contribution
Jiri Nemec	Retirement Plan	13,353	5,007	20,719	—	253,349
	Excess Defined Contribution
	Retirement Plan — Performance	—	6,000	—	—
	Contribution
	Deferred Compensation Plan(2)	—	—	(9,144)	820,971	—

(1)	The amount reported for the Performance Contribution to the Excess Defined Contribution Retirement Plan is also included in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table on page 40 of this Proxy Statement.

(2)	Our Deferred Compensation Plan was amended effective January 1, 2005 such that no new participants and no additional deferrals were permitted following that date. Mr. Nemec received payout for his Deferred Compensation Plan balance in March of 2007 pursuant to the terms of his previous deferral elections.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to the named executive officers who currently serve as executive officers in the event of termination of such executives’ employment, including certain benefits upon a change in control of the Company, pursuant to the terms of their employment agreements and long-term incentive agreements. The amounts shown assume a termination effective as of December 31, 2007, including a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the executives’ termination. The amount of compensation payable to each executive upon Retirement is not included in the table, as none of the executives were eligible for retirement (age 55, with 10 years of service) as of December 31, 2007. Mr. Whiting and Mr. Nemec were no longer employed by us as of December 31, 2007 and are therefore excluded from these tables.

Potential Payments Upon Termination and Change in Control

				Accelerated
			Other	Vesting/Earnout
	Cash	Cont’d Benefits	Cash	of Unvested Equity	Excise Tax
	Severance	& Perquisites	Payment	Compensation(1)	Gross-Up(2)	Total

Gregory H. Boyce
“For Cause” Termination	$0	$0	$0	$0	n/a	$0
Voluntary Termination(3)	0	0	0	1,356,080	n/a	1,356,080
Death or Disability(4)	0	0	2,300,671	24,854,885	n/a	27,155,556
Involuntary Termination “Without Cause” or “For Good Reason”(5)	6,410,393	363,538	2,300,671	18,530,082	n/a	27,604,684
Involuntary Termination Related to a Change in Control(6)	6,410,393	363,538	2,300,671	24,262,794	6,111,816	39,449,212
Richard A. Navarre
“For Cause” Termination or Voluntary Termination(3)	$0	$0	$76,923	$0	n/a	$76,923
Death or Disability(4)	0	0	925,707	8,971,430	n/a	9,897,137
Involuntary Termination “Without Cause” or “For Good Reason”(5)	2,883,353	174,232	925,707	2,463,240	n/a	6,446,532
Involuntary Termination Related to a Change in Control(6)	2,883,353	174,232	925,707	12,479,521	0	16,462,813
Eric Ford
“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0
Death or Disability(4)	0	0	1,384,105	6,292,406	n/a	7,676,510
Involuntary Termination “Without Cause” or “For Good Reason”(5)	2,340,000	171,186	1,384,105	3,082,706	n/a	6,977,996
Involuntary Termination Related to a Change in Control(6)	2,340,000	171,186	1,384,105	4,581,347	0	8,476,637
Sharon D. Fiehler
“For Cause” Termination or Voluntary Termination(3)	$0	$0	$62,769	$0	n/a	$62,769
Death or Disability(4)	0	0	518,470	5,263,916	n/a	5,782,386
Involuntary Termination “Without Cause” or “For Good Reason”(5)	1,825,560	115,887	518,470	1,531,756	n/a	3,991,673
Involuntary Termination Related to a Change in Control(6)	1,825,560	115,887	518,470	9,126,257	0	11,586,174
Roger B. Walcott, Jr.
“For Cause” Termination or Voluntary Termination(3)	$0	$0	$33,538	$0	n/a	$33,538
Death or Disability(4)	0	0	393,538	3,595,598	n/a	3,989,136
Involuntary Termination “Without Cause” or “For Good Reason”(5)	1,896,107	136,377	393,538	867,138	n/a	3,293,159
Involuntary Termination Related to a Change in Control(6)	1,896,107	136,377	393,538	5,187,858	n/a	7,613,880

(1)	Reflects the value the named executive officer could realize as a result of the accelerated vesting of any unvested stock option awards, based on the stock price on the last business day of 2007, $61.64. The value realized is not and would not be our liability.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax.

(3)	For all named executive officers except Mr. Boyce the compensation payable would include accrued but unused vacation. Mr. Boyce’s compensation payable in the event of voluntary termination would include a) accrued but unused vacation ($0 as of December 31, 2007), and b) the prorated value of outstanding restricted shares as determined by his October 1, 2003 restricted stock grant agreement. “For Cause” means (1) any material and uncorrected breach by the executive of the terms of his or her employment agreement, including but not limited to engaging in disclosure of secret or confidential information, (2) any willful fraud or dishonesty of the executive involving our the property or business, (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing or (4) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment.

(4)	For all named executive officers except Mr. Boyce, compensation payable upon Death or Disability would include a) accrued but unused vacation, b) prorated annual incentive for year of termination, c) 100% payout of outstanding performance units based on actual performance to the date of termination, and d) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of the executive’s stock option grant agreement. Mr. Boyce’s compensation payable upon Death or Disability would include a) accrued but unused vacation, b) prorated annual incentive for year of termination, c) 100% payout of outstanding performance units based on actual performance to the date of termination, d) the value Mr. Boyce would realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of his stock option grant agreement, e) a lump sum of $800,000, f) deferred compensation equal to the fair market value of 86,602 shares of Common Stock on the date of termination, and g) the fair market value on the date of termination of 100,000 restricted shares of Common Stock for which vesting would accelerate. For 2007, the prorated annual incentive was equal to 100% of the sum of the non-equity incentive plan and bonus compensation, as shown in the Summary Compensation Table on page 36 of this Proxy Statement, and payout of performance units reflects the values for the 2006 and 2007 performance units as shown in the Outstanding Equity Awards at 2007 Fiscal Year End table beginning on page 42 of this Proxy Statement. Amounts do not include life insurance payments in the case of death.

(5)	For all named executive officers except Mr. Boyce, the compensation payable would include a) severance payments of two times base salary, b) a payment equal to two times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) continuation of benefits for two years, and e) prorated payout of outstanding performance units based on performance to the date of termination. Mr. Boyce’s compensation payable would include a) severance payments of three times base salary, b) a payment equal to three times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) continuation of benefits for three years, e) prorated payout of outstanding performance units based on performance to the date of termination, f) a lump sum of $800,000, g) deferred compensation equal to the fair market value of 86,602 shares of Common Stock on the date of termination, and h) the fair market value on the date of termination of 160,000 restricted shares of Common Stock, which would accelerate vest.

(6)	A portion of the value payable upon a change in control to the named executive officers, other than Messrs. Boyce and Ford, is attributable to stock options granted to them prior to our May 2001 initial public offering (“IPO”). These options were granted in connection with a leveraged buyout transaction or “LBO” involving Peabody Energy’s acquisition of Peabody Holding Company. The size and terms of the pre-IPO stock options or “LBO grants” were determined according to standard practices at that time for private companies. The LBO grants, many of which remain unexercised, were designed to be competitive in the industry marketplace for top executives, to compensate the management group on a basis commensurate with the risks associated with a highly leveraged transaction, to reward performance and to align their interests with the Company’s owners. A portion of the LBO grants vested in November 2007 and will expire in May 2008, and a portion vest in July 2010, and expire January 2011. Additional detail about the LBO grants is set forth in the Outstanding Equity Awards at 2007 Fiscal Year End table beginning on page 42 of this Proxy Statement.

Termination Arrangements with Former Executive Officers

On October 31, 2007, we completed the spin-off of Patriot, which was accomplished through a special dividend of all outstanding shares of Patriot to our shareholders. On that same date, Richard M. Whiting elected to resign from his position as our Executive Vice President and Chief Marketing Officer so that he could become Patriot’s President and Chief Executive Officer, and Jiri Nemec elected to resign from his position as our Group Vice President — Eastern Operations so that he could become Patriot’s Senior Vice President and Chief Operating Officer.

On May 14, 2007, we entered into a Letter Agreement with each of Messrs. Whiting and Nemec regarding the transition of their employment with us to their employment with Patriot. The Letter Agreements provided for, among other things:

•	Mr. Whiting and Mr. Nemec’s employment with us would continue until the date of the spin-off (October 31, 2007), which is referred to as the effective date;

•	Mr. Whiting and Mr. Nemec’s employment with Patriot would commence on the effective date pursuant to a new employment agreements with Patriot; and

•	The handling of Mr. Whiting and Mr. Nemec’s current equity awards and benefit plans in connection with the spin-off, as described below.

Under their respective Letter Agreements, each of Messrs. Whiting and Nemec agreed that the transfer of employment from us to Patriot in connection with the spin-off would not constitute a termination of his employment with us, give rise to a good reason for termination or a constructive discharge or other circumstance that would entitle either executive to any severance or other payments described in Section 6 of their respective employment agreements with us. Under the Letter Agreements, each of Messrs. Whiting and Nemec is entitled to a credit for prior service with us and our affiliates for purposes of vesting, eligibility for benefits and certain other purposes under Patriot’s benefit plans and arrangements, provided that the comparable Company plan recognizes such service and such crediting does not result in duplicate benefits.

In addition, any equity awards issued by us that were held by Messrs. Whiting and Nemec at the time of spin-off were handled as follows:

•	stock options that were granted before 2006 and were scheduled to vest by January 3, 2008 were adjusted as of the effective date to take the spin-off into account; continue to vest as long as each remains employed with Patriot; to the extent they are vested, will expire and no longer be exercisable on July 3, 2008 and otherwise will remain subject to the terms and conditions of the applicable award agreement as in effect immediately prior to the effective date;

•	stock options that were granted before 2006 and were scheduled to vest after January 3, 2008 were adjusted as of the effective date to take the spin-off into account and were converted to a dollar value, based on the intrinsic value of the option at the opening price of our Common Stock on November 1, 2007, and were distributed to him in the form of registered shares of our Common Stock;

•	stock options that were granted in 2006 and 2007, whether vested or unvested, that were unexercised on the effective date were converted into a number of equivalent restricted shares based on the targeted compensation value used at the time of grant, and were distributed to each of Messrs. Whiting and Nemec as restricted registered shares of our Common Stock on October 12, 2007 and October 30, 2007. The restrictions on these shares lapsed upon the effective date, and the original stock options granted in 2006 and 2007 were canceled;

•	performance units that were scheduled to vest by January 3, 2008 and that remained outstanding immediately prior to the effective date were adjusted to take the spin-off into account, continue to vest as long as each remains employed with Patriot and otherwise will remain subject to the terms and conditions of the applicable award agreement as in effect immediately prior to the effective date; and

•	performance units that were scheduled to vest after January 3, 2008 and that remained outstanding immediately prior to the effective date were adjusted to take the spin-off into account, and became payable in the form of registered shares of our Common Stock as soon as practicable on or after December 31, 2007, but no later than March 15, 2008, at their full value, without proration, based on our actual performance results as of December 31, 2007.

For 2007, each of Messrs. Whiting and Nemec was entitled to receive his annual bonus for the full year, the portion of which paid by us was based on the period of 2007 that each of Messrs. Whiting and Nemec were employed by us, with 60% of such annual bonus being nondiscretionary based on our performance in accordance with the terms of our annual incentive plan and the remaining 40% of such annual bonus being discretionary based on Patriot’s performance in accordance with standards established by Patriot.

Each of Messrs. Whiting and Nemec is entitled to his benefits under our qualified and non-qualified defined benefit plans, to be paid in accordance with the terms of such plans, treating the spin-off as a termination of his employment. Each of their account balances under our qualified defined contribution plan was transferred into a mirror plan of Patriot. In addition, each of their benefits under our non-qualified defined contribution plan remains our obligation and will be paid in accordance with the terms and conditions of such plan following termination of employment with Patriot.

Each of Messrs. Whiting and Nemec was entitled to a continuity of medical benefits, with us being responsible for covered medical costs incurred up to October 31, 2007, to the extent that each participated in our plans, and Patriot being responsible for covered medical costs incurred thereafter, to the extent that he participates in Patriot’s plans.

Each of the Letter Agreements also included nonsolicitation and no-shop provisions which terminated on October 31, 2007.

2007 ANNUAL COMPENSATION OF DIRECTORS

Annual compensation of non-employee directors for 2007 was comprised of cash compensation, consisting of annual retainer and committee fees, and equity compensation, consisting of stock option awards and restricted stock awards. Each of these components is described in more detail below.

Directors who are also our employees receive no additional compensation for serving as a director.

Annual Board/Committee Fees

In 2007, non-employee directors received an annual cash retainer of $75,000. Non-employee directors who served on more than one committee received an additional annual $10,000 cash retainer.

The Audit Committee Chairperson received an additional annual $15,000 cash retainer, and the other Audit Committee members received additional annual $5,000 cash retainers. The Chairpersons of the Compensation and Nominating & Corporate Governance Committees each received an additional annual $10,000 cash retainer.

We pay travel and accommodation expenses of directors to attend meetings and other corporate functions. Directors do not receive meeting attendance fees.

Annual Equity Compensation

Non-employee directors received annual equity compensation valued at $75,000 in 2007, awarded one-half in restricted shares (based on the fair market value of our Common Stock on the date of grant) and one-half in stock options (based on the Black-Scholes methodology). The restricted stock awards will vest on the third anniversary of the date of grant or such other period designated by the Board of Directors pursuant to our Long-Term Equity Incentive Plan. The stock option awards were granted at an exercise price equal to the fair market value of our Common Stock on the date of grant, will vest in equal annual installments over three years, and will expire ten years after grant. In the event of a change in control of the Company (as defined in our Long-Term Equity Incentive Plan), all restrictions related to the restricted stock awards will lapse and any previously unvested options will vest. The restricted stock awards and options also provide for vesting in the event of death or disability or termination of service without cause with Board consent.

The total 2007 compensation of our non-employee directors is shown in the following tables.

Current Non-Employee Director Compensation

		Fees Earned	Stock	Option	All Other
		or Paid in	Awards	Awards	Compensation
Name	Year	Cash ($)	($)(1)(2)	($)(1)(3)	($)(4)	Total ($)

Current Non-Employee Directors
William A. Coley	2007	77,500	29,169	36,437	—	143,106
Henry Givens, Jr.	2007	75,000	29,169	36,437	1,887	142,493
William E. James	2007	75,000	25,003	59,547	—	159,550
Robert B. Karn III*	2007	100,000	25,003	35,113	216	160,332
Henry E. Lentz	2007	77,500	30,558	37,049	180	145,287
William C. Rusnack*	2007	100,000	25,003	35,113	—	160,116
James R. Schlesinger	2007	75,000	25,003	35,113	1,303	136,419
Blanche M. Touhill*	2007	85,000	25,003	35,113	1,051	146,167
John F. Turner	2007	77,500	41,669	34,410	3,398	156,977
Sandra Van Trease	2007	80,000	25,003	35,113	1,851	141,967
Alan H. Washkowitz	2007	78,750	30,558	37,049	—	146,357

*	Committee Chair

(1)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2007 in accordance with FAS 123R. For all current non-employee directors the grant date fair value for stock awards determined under FAS 123R for financial reporting purposes was $37,500, and the grant date fair value for option awards determined under FAS 123R for financial reporting purposes was also $37,500. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(2)	As of December 31, 2007, the aggregate number of unvested restricted stock awards outstanding for each current non-employee director was as follows: Mr. Coley, 1,861; Dr. Givens, 1,861; Mr. James, 1,861; Mr. Karn, 1,861; Mr. Lentz, 1,861; Mr. Rusnack, 1,861; Dr. Schlesinger, 1,861; Dr. Touhill, 1,861; Mr. Turner, 3,455; Ms. Van Trease, 1,861; and Mr. Washkowitz, 1,861.

(3)	As of December 31, 2007, the aggregate number of option awards outstanding for each current non-employee director was as follows: Mr. Coley, 16,377; Dr. Givens, 16,377; Mr. James, 66,745; Mr. Karn, 23,972; Mr. Lentz, 16,377; Mr. Rusnack, 31,745; Dr. Schlesinger, 31,745; Dr. Touhill, 31,745; Mr. Turner, 7,413; Ms. Van Trease, 23,972; and Mr. Washkowitz, 16,377. The numbers have been adjusted to reflect the spin-off of Patriot on October 31, 2007.

(4)	Includes the aggregate incremental cost of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse/guest accompanied a non-employee director on corporate aircraft for Company business purposes.

Former Non-Employee Director Compensation

		Fees Earned	Stock	Option	All Other
		or Paid in	Awards	Awards	Compensation
Name	Year	Cash ($)	($)(1)(2)	($)(1)(3)	($)(4)	Total ($)

Former Non-Employee Director
B. R. Brown(5)	2007	75,000	62,497	29,615	1,269	168,381

(1)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2007 in accordance with FAS 123R. For Mr. Brown the grant date fair value for stock awards determined under FAS 123R for financial reporting purposes was $37,500, and the grant date fair value for option awards determined under FAS 123R for financial reporting purposes was also $37,500. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our 2007 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(2)	As of December 31, 2007, Mr. Brown has no outstanding unvested restricted stock awards.

(3)	As of December 31, 2007, the aggregate number of option awards outstanding held by Mr. Brown was 16,377. The numbers have been adjusted to reflect the spin-off of Patriot on October 31, 2007.

(4)	Includes the aggregate incremental cost of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse accompanied a non-employee director on corporate aircraft for Company business purposes.

(5)	On October 10, 2007, Mr. Brown elected to retire from his position as one of our non-employee directors to assume a non-employee director position with Patriot.

2007 ANNUAL COMPENSATION OF THE FORMER CHAIRMAN

Mr. Engelhardt, our former Chairman of the Board and former Chief Executive Officer, served as one of our senior officers until the spin off of Patriot on October 31, 2007, at which time he elected to resign from his position in order to assume the position of Chairman of the Board of Patriot. Prior to his resignation Mr. Engelhardt served as a senior officer of the Company and received a salary and other compensation pursuant to the terms of an employment agreement with the Company. Mr. Engelhardt resigned from his position as one of our directors effective October 31, 2007. He received no additional compensation for serving as a director.

The Company entered into an amended employment agreement with Mr. Engelhardt effective January 1, 2006 at a salary and bonus level as described below. Mr. Engelhardt’s amended agreement was for a term of two years, which could have been extended by mutual agreement. In structuring the terms of Mr. Engelhardt’s employment agreement, the Compensation Committee considered his extensive experience and relationships in the coal industry, and designed a compensation package it believed necessary to retain his services for our benefit and that of our shareholders. In consultation with its independent compensation consultant and based on its assessment of Mr. Engelhardt’s anticipated future contributions to us, the Committee deemed the magnitude and structure of his employment agreement to be appropriate and recommended it to the Board of Directors for approval. The Board, excluding Mr. Engelhardt and Mr. Boyce, approved the employment agreement based on the Committee’s recommendation.

In 2007 Mr. Engelhardt received an annual salary of $350,000 for his service as one of our senior officers, and earned non-equity incentive compensation in the amount of $125,028, equal to 43% of his salary. Mr. Engelhardt received no option award, performance unit award, or restricted stock award grants in 2007. Other compensation we paid to Mr. Engelhardt during 2007 included group term life insurance, $594; and 401(k) company match and performance contribution, $20,417.

As of December 31, 2007 Mr. Engelhardt’s aggregate number of outstanding awards were as follows:

Option Awards
Equity Incentive
Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise
	(#)(1)	(#)(1)		Options	Price	Option
Name	Exercisable	Unexercisable		(#)	($)(1)	Expiration Date

Irl F. Engelhardt
LBO Grants
		137,572	(2)		3.3001	1/1/2011
Post-IPO Grants
		40,070	(3)		18.7178	1/25/2015
Total		177,642

(1)	The number and exercise price of all options have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006, and the spin-off of Patriot on October 31, 2007.

(2)	The options were granted on January 1, 2001 and vest on July 1, 2010.

(3)	The options were granted on January 25, 2005 and vest in three equal annual installments beginning January 25, 2006.

A substantial portion of Mr. Engelhardt’s outstanding awards is attributable to stock options granted to him prior to our May 2001 initial public offering (“IPO”) when he served as Chief Executive Officer and Chairman. These options were granted in connection with a leveraged buyout transaction or “LBO” involving Peabody Energy’s acquisition of Peabody Holding Company. The size and terms of the pre-IPO stock options or “LBO grants” were determined according to standard practices at that time for private companies. The LBO grants, many of which remain unexercised, were designed to be competitive in the industry marketplace for top executives, to compensate the management group on a basis commensurate with the risks associated with a highly leveraged transaction, to reward performance and to align their interests with our owners. A portion of the LBO grants vested in November 2007 and the remaining portion vest in July 2010, and expire in May 2008 and January 2011, respectively. Mr. Engelhardt would be entitled to accelerated vesting of his outstanding stock option awards upon a change in control of the Company under the terms of his long-term incentive agreements.

The 2007 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R for Mr. Engelhardt’s awards are as follows: option awards, $451,122; and performance unit awards, $1,222,997.

As of December 31, 2007 Mr. Engelhardt had 28 years of credited service under the Salaried Employees Retirement Plan, and the estimated present value of his current accumulated pension benefit was $5,384,079. The change in pension value for Mr. Engelhardt for 2007 was $445,336, and resulted from an increase in the discount rate from 6.0% to 6.75%. Mr. Engelhardt no longer accrues service under the plan.

In 2007 Mr. Engelhardt exercised 1,316,552 stock options and realized a total value of $61,243,095 from the exercise of these options. He earned 98,243 shares of Common Stock in connection with the payout of the performance unit awards granted on January 3, 2005, which were delivered in February 2008.

Compensation Committee Interlocks and Insider Participation

Messrs. Coley, Karn, Lentz and Turner currently serve on the Compensation Committee. None of these committee members is employed by the Company.

Policy for Approval of Related Person Transactions

Pursuant to a written policy adopted by our Board of Directors on January 23, 2007, the Nominating & Corporate Governance Committee is responsible for reviewing and approving all transactions between the Company and certain “related persons,” such as its executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Nominating and Corporate Governance Committee Charter” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement.

Certain Transactions and Relationships

A sibling of Mr. Engelhardt, our former Chairman who resigned in October 2007, is employed as Director of Real Estate Sales for one of our subsidiaries. His compensation (less than $200,000 in 2007) is in accordance with our employment and compensation practices applicable to employees with similar qualifications, responsibilities and positions.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification by our shareholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 13 and 14 of this Proxy Statement.

The Board of Directors recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS (ITEM 3)

The Board of Directors proposes to amend Article Seventh of our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the annual election of directors. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. If the proposed amendment to the Certificate of Incorporation is approved, directors will be elected to one-year terms of office starting at the 2009 Annual Meeting of Shareholders. To ensure a smooth transition to the new board structure, directors currently serving terms that expire at the 2010 and 2011 Annual Meetings of Shareholders will (subject to their earlier resignation or removal) serve the remainder of their respective terms, and thereafter their successors will be elected to one-year terms. From and after the 2011 Annual Meeting of Shareholders, all directors will stand for election annually.

This proposal results from an ongoing review of corporate governance matters by the Nominating and Corporate Governance Committee and the Board. In its review, the Committee and the Board considered the advantages of maintaining the classified Board structure in light of our current circumstances, including that a classified Board structure promotes Board continuity and stability, encourages a long-term perspective by company management, and reduces vulnerability to coercive takeover tactics. While the Committee and the Board continue to believe that these are important considerations, the Committee and the Board also considered potential advantages of declassification in light of our current circumstances, including the ability of shareholders to evaluate directors annually, as well as the maintenance of best practices in corporate governance by the Company. The Committee and the Board also considered the views of our shareholders regarding the classified Board structure, including the support of the holders of a majority of our outstanding Common Stock for the shareholder proposals to declassify the Board presented at the 2005, 2006 and 2007 Annual Meetings of Shareholders. The Committee and the Board also considered that many U.S. public companies have eliminated their classified Board structures in recent years in favor of annual director elections.

After carefully weighing all of these considerations, including consideration of advice from outside experts, the Committee recommended to the Board the elimination of our classified Board structure. The Board has approved the proposed amendment to our Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Appendix A, and recommends that the shareholders adopt the amendment by voting in favor of this proposal.

Under the Certificate of Incorporation, this proposal must be approved by the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the Company entitled to vote generally in the election of directors, voting as a single class. Accordingly, this proposal will be approved, and the proposed amendment to the Certificate of Incorporation adopted, upon the affirmative vote of the holders of 75 percent of our outstanding Common Stock. Abstentions and broker non-votes will have the effect of an “Against” vote on this proposal.

The Board of Directors recommends that you vote “For” Item 3, to approve an amendment to our Certificate of Incorporation to declassify the Board of Directors.

APPROVAL OF OUR 2008 MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN (ITEM 4)

The Board of Directors adopted the Peabody Energy Corporation 2008 Management Annual Incentive Compensation Plan (the “Plan”) on March   , 2008, subject to approval by our shareholders at the Annual Meeting. The Plan will be effective upon its approval by our shareholders. The purpose of the Plan is to provide our eligible officers with annual performance-based incentive compensation. Additionally, the Plan is intended to focus their interests on, and reward them for the achievement of, the key measures of our success and for increasing shareholder value.

Summary of the Plan

The main features of the Plan are described below. The following summary is qualified by reference to the full text of the Plan, which is attached as Appendix B to this Proxy Statement.

Administration.  The Plan will be administered by the Compensation Committee, or another committee determined by the Board of Directors (the “Committee”). Each member of the Committee will be an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) of the Company. The Committee will have broad authority to administer and interpret the Plan.

Eligibility.  Our officers who are subject to Section 16 of the Securities Exchange Act of 1934 and selected by the Committee to be participants will be eligible to receive awards under the Plan. In general, such officers include our president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for us. Currently, we have eight such officers. Officers who are selected to be participants in the Plan may be considered to have an interest in the Plan.

Awards.  For each award to a participant under the Plan, the Committee will (1) establish a performance period of up to one year, (2) set forth one or more performance goals for that period and (3) state the maximum amount to be awarded to the participant if the performance goals for the performance period are met. However, the actual amount of the award that will be granted to a participant will be determined by the Committee. The Committee also has discretion under the Plan to reduce (but not increase) the amount of an award. Such reduction may be based on the criteria or factors the Committee establishes. For example, these factors might include our operating income, our revenue, our achievement of non-financial goals or a participant’s individual performance. However, no participant may receive payment of an award for which the maximum payout would exceed $5,000,000 during any calendar year.

The performance goals will be established by the Committee before a performance period begins, or during the performance period as long as no more than 25% of the period has elapsed. In addition, attainment of the performance goal must be substantially uncertain at the time the goal is established. Each performance goal will be based on certain performance measures, which include the following:

•	Earnings before any or all of interest, taxes, depreciation, depletion and/or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Growth or rate of growth in cash flow;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Free cash flow (cash flow provided by operations less capital expenditures)(either in the aggregate on a per-share basis);

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including, but not limited to, return on assets, investments, equity, or gross sales);

•	Return measures (including, but not limited to, return on assets, equity, invested capital or sales);

•	Growth or rate of growth in return measures;

•	Share price (including, but not limited to, growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added;

•	Aggregate product unit and pricing targets;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions;

•	Achievement of business or operational goals such as market share and/or business development;

•	Achievement of diversity objectives;

•	Customer satisfaction indicators;

•	Debt ratings, debt leverage and debt service;

•	Safety performance;

•	Business unit and site accomplishments; and/or

•	Dividend payments.

Awards will only be paid after the Committee certifies in writing that the applicable performance goals were met and determines the amount to be awarded to the participant. Each award under the Plan shall be paid in a lump sum cash payment, unless the Committee exercises its discretion to pay all or a portion of the award in stock, restricted stock, stock options, or other stock-based or stock-denominated compensation, which will be made in accordance with an equity compensation plan of ours that is in existence at the time of the award payment. Any award that becomes payable under the Plan will be paid in the calendar year immediately following the calendar year in which the performance period ends and no later than March 15 of such immediately following calendar year. Generally, a participant must be employed by us on the award payment date in order to receive an award. If the participant is not employed by us on the award payment date, and if the participant does not have a written agreement with us stating otherwise, the participant shall forfeit his or her award.

Plan Modification and Termination

The Board of Directors may modify or terminate the Plan at any time. However, any modification of the Plan that changes the class of employees eligible to participate in the Plan, the performance measures on which performance goals may be based or the maximum amount that may be paid to a participant in a calendar year will not be effective unless approved by our shareholders, unless such approval would not be required to continue to treat awards as “performance-based” under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following summary of some of the federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the federal income tax consequences described below.

If an award under the Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding since the participant will be our employee) at the time the award is paid in an amount equal to the cash or fair market value of its equivalent. For the same award, we will be entitled to a corresponding tax deduction, except for any amounts that are not deductible because of Section 162(m) of the Internal Revenue Code. If the award is paid in a form of stock-based compensation under an equity compensation plan of ours that is in existence at the time of the award payment, the tax consequences will be determined by the particular type of stock-based compensation awarded and the equity plan under which the stock-based award is granted.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain forms of compensation paid to our Chief Executive Officer and our next three most highly paid officers who are subject to Section 16 of the Securities Exchange Act of 1934. Any compensation we pay to one of these officers that is over $1 million and not performance-based will not be deductible by us on our federal income tax return. We intend for compensation paid under the Plan to qualify as performance-based.

New Plan Benefits

The award amounts for performance periods beginning after the effective date of the Plan will be determined based upon the performance goals and measures selected by the Committee, and will also be subject to the Committee’s right to reduce any participant’s award by any amount. Because the Committee can reduce each participant’s award and because no performance goals have yet been established, we cannot provide an estimate of the amounts that would have been paid for fiscal year 2007 if the Plan was in existence then. No awards will be made under the Plan until it is approved by our shareholders.

Approval

Under Delaware law, approved by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the Plan. Under Section 162(m) of the Internal Revenue Code, the material terms of a performance goal are approved by shareholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval. If the Plan receives initial shareholder approval, we will redisclose the material terms of the Plan and seek shareholder reapproval every five years after the Plan’s effective date, unless required sooner by law or the Plan.

The Board of Directors recommends that you vote “For” Item 4, to approve our 2008 Management Annual Incentive Compensation Plan.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 26, 2008, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2008 Annual Meeting without having your proposal included in next year’s proxy statement:

•	You must notify the Corporate Secretary in writing at our principal executive offices between January 7, 2009 and February 6, 2009; however, if we advance the date of the meeting by more than 20 days or delays the date by more than 70 days, from May 8, 2009, then such notice must be received not earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•	Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance”. Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify us that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 701 Market Street, St. Louis, Missouri 63101 or by telephoning (314) 342-3400.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 13, and (ii) the Report of the Compensation Committee on page 35 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Georgeson Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Georgeson Inc. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2007 as filed with the Securities and Exchange Commission. Any such request should be directed to Peabody Energy Corporation, Investor Relations, 701 Market Street, St. Louis, Missouri 63101-1826; telephone (314) 342-3400.

By Order of the Board of Directors,

Jeffery L. Klinger
Vice President, General Counsel
and Corporate Secretary

Appendix A

Proposed Amendment to Article Seventh of the Company’s
Third Amended and Restated Certificate of Incorporation

Subject to approval by the requisite vote of stockholders, Article Seventh of the Company’s Third Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

SEVENTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board of Directors.

At the 2009 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of stockholders and shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement, disqualification or removal from office; at the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders and shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement, disqualification or removal from office; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders and shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement, disqualification or removal from office.

Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 75 percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the remaining term as that of his or her predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least 75 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) applicable thereto.

(3) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

PEABODY ENERGY CORPORATION

2008 Management Annual Incentive Compensation Plan

1. Purpose.  The purpose of the Peabody Energy Corporation 2008 Management Annual Incentive Compensation Plan (the “Plan”) is to provide key employees of Peabody Energy Corporation (the “Company”) and its affiliates with annual performance-based incentive compensation. The Plan is intended to focus the interests of eligible executive officers on, and reward for the achievement of, the key measures of the Company’s success and increasing shareholder value.

2. Compliance with Section 162(m).  The benefits payable under the Plan are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) (as defined below). Unless sooner required by Section 9, the material terms of the Plan shall be redisclosed and reapproved every five years by the Company’s shareholders in a separate vote. If applicable laws change to permit Committee (as defined below) discretion to alter the governing performance measures without conditioning deductibility on obtaining shareholder approval (or reapproval) of any changes, the Committee shall have sole discretion to make changes without obtaining shareholder approval or reapproval.

3. Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an annual incentive compensation award under the Plan as determined by the Committee, payment of which (a) is contingent and based upon the attainment of the applicable Performance Goal for a Performance Period, and (b) may be reduced in accordance with Section 5(c).

“Board” shall mean the Board of Directors of the Company.

“Committee” shall have the meaning ascribed to such term in Section 8.

“Participant” shall mean an officer of the Company or of an affiliate of the Company who satisfies the requirements, and is selected to participate in, the Plan in accordance with Section 4.

“Performance Measure” has the meaning ascribed to such term in Section 5(a).

“Performance Goal” means the pre-established performance goal or goals established by the Committee for each Performance Period in accordance with Section 5(a), which shall be based upon one or more of the Performance Measures selected by the Committee.

“Performance Period” shall mean any period of up to one year designated as a performance period by the Committee.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, and any regulations, revenue ruling or other guidance promulgated and in effect thereunder.

4. Eligibility.  The Participants in the Plan for any Performance Period shall be limited to officers of the Company or of an affiliate who are (a) subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (b) designated by the Committee, individually or by class, to be Participants for such Performance Period.

5. Awards.

(a) Setting the Performance Goal.  The Committee shall establish the Performance Goal for each Performance Period which, if achieved, shall determine the maximum amount, subject to Section 5(f), payable pursuant to an Award.

(i) The Performance Goal may be based upon the performance of the Company or any related affiliate, of a division thereof, or of an individual Participant.

(ii) The Performance Goal shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goal pertains (and in the case of a Performance Period of less than one year, no later than the date 25% of the Performance Period has elapsed) and while the attainment of the Performance Goal is substantially uncertain.

(iii) The levels of performance required to achieve such Performance Goal may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Performance Goal may be set as a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index.

(iv) The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Goal for purposes of determining the maximum amount payable with respect to any such Award.

(b)	Performance Measures.

(i) The Performance Goal shall be based upon one or more of the following (each a “Performance Measure”), which may be applied on a pre-tax or post-tax basis:

• Earnings before any or all of interest, taxes, depreciation, depletion and/or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Growth or rate of growth in cash flow;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Free cash flow (cash flow provided by operations less capital expenditures) (either in the aggregate on a per-share basis);

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Growth or rate of growth in return measures;

•	Share price (including but not limited to growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added;

•	Aggregate product unit and pricing targets;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions;

•	Achievement of business or operational goals such as market share and/or business development;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including but not limited to return on assets, investments, equity, or gross sales);

•	Return measures (including but not limited to return on assets, equity, invested capital or sales);

•	Achievement of diversity objectives;

•	Customer satisfaction indicators;

•	Debt ratings, debt leverage and debt service;

•	Safety performance;

•	Business unit and site accomplishments;

•	Dividend payments; and/or

(ii) Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more affiliates; and may apply either alone or relative to the performance of other departments, units, divisions, functions, businesses or individuals (including industry or general market indices). Performance Measures and Performance Goals may differ for Awards to different Participants.

(c) Discretionary Adjustment.  The Committee may not increase the amount payable under an Award for a Performance Period pursuant to Section 5(a), but retains the discretionary authority to reduce the amount payable under an Award. In making its determination whether to exercise such discretionary authority to reduce the amount of an Award, the Committee may establish other criteria and consider other factors, including, but not limited to, Company, affiliate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations, assessments of individual performance, and any other subjective or objective goals which the Committee deems appropriate.

(d) Adjustments.  With respect to any Performance Goal, the Committee may at the time it establishes such Performance Goal, include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(e) Certification of Performance Goal.  The payment of an Award shall be subject to the achievement of the Performance Goal for the applicable Performance Period, as certified by the Committee in writing following the completion of the Performance Period.

(f) Maximum Award.  No Participant may receive payment of an Award for which the maximum payout would exceed $5,000,000 during any calendar year.

6. Form of Payment.  An Award shall be paid in the form of cash, in a single lump sum payment; provided, however, that the Committee may determine in its discretion that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock-denominated compensation, which shall be issued pursuant to an equity compensation plan of the Company in existence at the time of such payment.

7. Time of Payment.  An Award payable to a Participant for a Performance Period shall be paid in the calendar year immediately following the calendar year in which the Performance Period ends (“Payment Date”), but no later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends; provided, that except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, that the Participant is employed by the Company on the Payment Date. Except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, if a Participant is not employed with the Company on the Payment Date, such Award shall be forfeited.

8. Plan Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board or such other committee, determined by the Board, which shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Section 162(m) (the “Committee”).

(b) Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(i) to determine when, to whom and in what amounts Awards should be granted;

(ii) to determine the terms and conditions applicable to each Award;

(iii) to determine the benefit payable under any Award and to determine whether any Performance Goals or Performance Measures have been satisfied;

(iv) to determine the Performance Period, as applicable;

(v) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vi) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and award agreement or any other instrument entered into or relating to an Award under the Plan; and

(vii) to take any other action with respect to any matters relating to the Plan and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its affiliates, any Participant, any person claiming any rights under the Plan from or through any Participant, and shareholders of the Company, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. All determinations of the Committee shall be made by a majority of its members.

(c) The Committee may delegate its authority under the Plan to an officer of the Company as it deems appropriate, except to the extent prohibited by applicable law or that it would cause an Award under the Plan to fail to be treated as “performance-based compensation” within the meaning of Section 162(m).

(d) The Plan shall be governed by the laws of the State of Delaware (without regard to its conflict of laws principles) and applicable federal law.

9. Modification or Termination of Plan.  The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine, without the approval of the shareholders of the Company. Notwithstanding the foregoing, any amendment to the Plan that changes the eligible employees specified in Section 4, the Performance Measures specified in Section 5(b), or the maximum award limitations in Section 5(f), shall not be effective unless (i) such amendment is approved by shareholders (as provided in Section 2 or as otherwise required pursuant to Section 162(m)), or (ii) such approval would not be required to continue to treat Awards as “performance-based compensation” pursuant to Section 162(m).

10. Effective Date.  The Plan shall be effective as of the date the Board approves the Plan, subject to shareholder approval of the Plan at the Company’s annual shareholder meeting in May 2008.

11. Withholding Taxes.  The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12. Miscellaneous.

(a) No Uniformity.  No person shall have any claim to an Award under the Plan, and there is no obligation of uniformity of treatment of Participants under the Plan.

(b) Non-transferability.  Awards under the Plan may not be assigned, alienated, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

(c) No Guarantee of Employment.  The establishment of a Performance Goal or the granting of an Award under the Plan shall impose no obligation on the Company or any affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or an Affiliate’s right to terminate the employment of such Participant.

(d) Successors and Assigns.  The Plan and all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor or assign of the Company, including, without limitation, a successor or assign resulting from a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors,

(e) Entire Agreement.  The Plan and each document evidencing an Award constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award document, the terms and conditions of the Plan shall control.

(f) Unfunded Plan.  It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation. The Committee may, in its discretion, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments, provided that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan and the rights of any Participant or other person hereunder shall be no greater than the rights of any unsecured general creditor of the Company.

(g) Non-Exclusivity of Plan.  Nothing contained in the Plan shall prevent the Company or any affiliate from adopting other or additional compensation arrangements for its employees.

(h) Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(i) Headings.  The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

The undersigned hereby certifies that the Plan was duly adopted by the Board by unanimous written consent in lieu of a meeting on          , 2008.

By:

Name:

Title:

Date:

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 8, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of Director: The undersigned hereby GRANTS authority to elect the following nominee: (see Board recommendation below):
	NOMINEE:	FOR	WITHHOLD
	Sandra Van Trease	☐	☐

RECOMMENDATION: The Board recommends voting “For” the Nominee.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
3.	Approval of a proposal to Declassify the Board of Directors.	☐	☐	☐
The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
4.	Approval of the 2008 Management Annual Incentive Compensation Plan.	☐	☐	☐

If you vote over the Internet or by telephone, please do not mail your card.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

     ■

PROXY
PEABODY ENERGY CORPORATION
Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 8, 2008
This proxy is solicited on behalf of the Board of Directors
     The undersigned hereby constitutes and appoints Blanche M. Touhill, Alexander C. Schoch and Jeffery L. Klinger, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 8, 2008 at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105 at 10:00 A.M., and at any adjournments or postponements thereof.
     If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.
     The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of the director nominee listed in Item 1, or any other person selected by the Board if such nominee is unable to serve, FOR ratification of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2008 (Item 2), FOR the proposal to declassify the Company’s Board of Directors (Item 3) and FOR the proposal to approve the Company’s 2008 Management Annual Incentive Compensation Plan (Item 4). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.
IMPORTANT – This proxy/voting instruction card must be signed and dated on the reverse side.

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 8, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
    ■

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of Director: The undersigned hereby GRANTS authority to elect the following nominee: (see Board recommendation below):
NOMINEE:

Sandra Van Trease		FOR	WITHHOLD
		☐	☐

RECOMMENDATION: The Board recommends voting “For” the Nominee.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
3.	Approval of a proposal to Declassify the Board of Directors.	☐	☐	☐
The Board
Recommends “For”
ê
		FOR	AGAINST	ABSTAIN
4.	Approval of the 2008 Management Annual Incentive Compensation Plan	☐	☐	☐

If you vote over the Internet or by telephone, please do not mail your card.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PEABODY ENERGY CORPORATION
Annual Meeting of Shareholders
Tuesday, May 8, 2008, 10:00 A.M.
Ritz-Carlton Hotel
100 Carondelet Plaza
Clayton, Missouri 63105
If you plan to attend the 2008 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 24, 2008, the record date for the Annual Meeting.
When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk.
If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a photo I.D. at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a photo I.D. before being admitted to the meeting.

Shareholder Name:

          ■

PROXY
PEABODY ENERGY CORPORATION
Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 8, 2008
This proxy is solicited on behalf of the Board of Directors
     The undersigned hereby constitutes and appoints Blanche M. Touhill, Alexander C. Schoch and Jeffery L. Klinger, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 8, 2008 at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105 at 10:00 A.M., and at any adjournments or postponements thereof.
     If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.
     The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of the director nominee listed in Item 1, or any other person selected by the Board if such nominee is unable to serve, FOR ratification of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2008 (Item 2), FOR the proposal to declassify the Company’s Board of Directors (Item 3) and FOR the proposal to approve the Company’s 2008 Management Annual Incentive Compensation Plan (Item 4). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.
IMPORTANT – This proxy/voting instruction card must be signed and dated on the reverse side.

■	14475 ■